Exhibit 4.4

CONFORMED COPY

QUAD/GRAPHICS, INC.

QUAD/TECH, INC.

QUAD/TECH EUROPE, INC.

QUAD/CREATIVE, INC.

DUPLAINVILLE TRANSPORT, INC.

QUAD/CARE, INC.

QUAD/MARKETING, INC.

QUAD/PAK, INC.

THE QUAD TECHNOLOGY GROUP, INC.

SILVER SPRING REALTY, INC.

CHEMICAL RESEARCH/TECHNOLOGY CO.

QUAD/WEST, INC.

QUAD/MED, INC.

NOTE AGREEMENT

Dated as of September 1, 1995

Re:   $43,000,000 7.14% Senior Secured Notes, Series 1995-1, Tranche A

Due September 1, 2010

$48,500,000 7.56% Senior Secured Notes, Series 1995-1, Tranche B

Due September 1, 2015

and

$30,000,000 8.00% Senior Secured Notes, Series 1995-1, Tranche C

Due September 1, 2020

TABLE OF CONTENTS

(Not a part of the Agreement)

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I	—	Names and Addresses of Purchasers
Schedule II	—	Additional Covenants
Exhibit A-1	—	Form of 7.14% Senior Secured Note, Series 1995-1, Tranche A due September 1, 2010
Exhibit A-2	—	Form of 7.56% Senior Secured Note, Series 1995-1, Tranche B due September 1, 2015
Exhibit A-3	—	Form of 8.00% Senior Secured Note, Series 1995-1, Tranche C due September 1, 2020
Exhibit B	—	Form of Security Agreement
Exhibit C	—	Closing Certificate of the Obligors
Exhibit D	—	Description of Special Counsel’s Closing Opinion
Exhibit E	—	Description of Closing Opinion of Counsel to the Obligors
Exhibit F	—	Description of Closing Opinion of Corporate Counsel to the Obligors
Exhibit G	—	Form of Supplement to Note Agreement
Exhibit H	—	Form of Restricted Subsidiary Agreement

QUAD/GRAPHICS, INC.

W224 N3322 DuPlainville Road

Pewaukee, Wisconsin 53072

NOTE AGREEMENT

Re:                      $43,000,000 7.14% Senior Secured Notes, Series 1995-1, Tranche A

Due September 1, 2010

$48,500,000 7.56% Senior Notes, Series 1995-1, Tranche B

Due September 1, 2015

and

$30,000,000 8.00% Senior Secured Notes, Series 1995-1, Tranche C

Due September 1, 2020

Dated as of

September 1, 1995

To the Purchasers named in Schedule I

to this Agreement

Gentlemen:

The undersigned, QUAD/GRAPHICS, INC., a Wisconsin corporation (the “Company”), QUAD/TECH, INC., a Wisconsin corporation, QUAD/TECH EUROPE, INC., a Delaware corporation, QUAD/CREATIVE, INC., a Wisconsin corporation, DUPLAINVILLE TRANSPORT, INC., a Wisconsin corporation, QUAD/CARE, INC., a Wisconsin corporation, QUAD/MARKETING, INC., a Wisconsin corporation, QUAD/PAK, INC., a Wisconsin corporation, THE QUAD TECHNOLOGY GROUP, INC., a Wisconsin corporation, SILVER SPRING REALTY, INC., a Wisconsin corporation, CHEMICAL RESEARCH/TECHNOLOGY CO., a Wisconsin corporation, QUAD/WEST, INC., a Delaware corporation, and QUAD/MED, INC., a Wisconsin corporation, jointly and severally, agree with the purchasers named on Schedule I to this Agreement (the “Purchasers”) as follows:

SECTION 1.                                                                    DESCRIPTION OF NOTES AND COMMITMENT.

Section 1.1.        Description of Notes. The Obligors have authorized the issue and sale of the following series of promissory notes of the Obligors:

SCHEDULE I

(to Note Agreement)

(i)          $43,000,000 aggregate principal amount of 7.14% Senior Secured Notes, Series 1995-1, Tranche A, due September 1, 2010 (the “Tranche A Notes”), to be dated the date of issue, to bear interest from such date at the rate of 7.14% per annum, payable semiannually on the first day of each March and September in each year (commencing March 1, 1996) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.14% per annum from the due date thereof, whether by acceleration or otherwise, until paid, to be expressed to mature on September 1, 2010, and to be substantially in the form attached hereto as Exhibit A-1;

(ii) $48,500,000 aggregate principal amount of 7.56% Senior Secured Notes, Series 1995-1, Tranche B, due September 1, 2015 (the “Tranche B Notes”), to be dated the date of issue, to bear interest from such date at the rate of 7.56% per annum, payable semiannually on the first day of each March and September in each year (commencing March 1, 1996) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.56% per annum from the due date thereof, whether by acceleration or otherwise, until paid, to be expressed to mature on September 1, 2015, and to be substantially in the form attached hereto as Exhibit A-2; and

(iii)         $30,000,000 aggregate principal amount of 8.00% Senior Secured Notes, Series 1995-1, Tranche C, due September 1, 2020 (the “Tranche C Notes”), to be dated the date of issue, to bear interest from such date at the rate of 8.00% per annum, payable semiannually on the first day of each March and September in each year (commencing March 1, 1996) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate equal to 10.00% per annum from the due date thereof, whether by acceleration or otherwise, until paid, to be expressed to mature on September 1, 2020, and to be substantially in the form attached hereto as Exhibit A-3.

The term “Notes” as used herein shall include each Tranche A Note, Tranche B Note and Tranche C Note (collectively, the “1995 Notes”) delivered pursuant to this Agreement and each series of Additional Notes which may from time to time be issued pursuant to the provisions of §1.5.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  The Notes are not subject to prepayment or redemption at the option of the Obligors prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Notes.  The 1995 Notes and each other series of Notes issued hereunder are each herein sometimes referred to as Notes of a “series” and the Tranche A Notes, Tranche B Notes, Tranche C Notes and each other tranche of Notes issued hereunder are each herein sometimes referred to as Notes of a “tranche.”

Section 1.2.        Security for the Notes.  The Notes will be secured by (i) a Security Agreement dated as of September 1, 1995 (the “Security Agreement”) from the Company to M&I Marshall & Ilsley Bank, as security trustee (sometimes referred to as the “Security Trustee”), on behalf of the holders of the Notes, in the form attached hereto as Exhibit B, creating a valid and perfected first lien on the property therein described, together with all other personal property granted to the Security Trustee pursuant to the Security Agreement (the “Personal Property Collateral”) and (ii) those certain Mortgages creating a valid and perfected first lien on the property therein described and all other real property granted to the Security Trustee (the “Real Property Collateral” and together with the Personal Property Collateral, the “Collateral”).

Section 1.3.        Commitment, Closing Date.  Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Obligors agree to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Obligors, 1995 Notes of the Obligors in the aggregate principal amount and of the tranche set forth opposite such Purchaser’s name in Schedule I, at a price of 100% of the principal amount thereof on the Closing Date hereinafter mentioned.

Delivery of the 1995 Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal or other funds current and immediately available at the principal office of M&I Marshall & Ilsley Bank, 770 North Water Street, Milwaukee, Wisconsin 53202, ABA # 075-000-051 Account No. 27-8823 in the amount of the purchase price at 10:00 A.M., Chicago time, on September 28, 1995 or such later date (not later than September 29, 1995) as the Obligors shall specify by not less than five Business Days’ prior written notice to each Purchaser (the “Closing Date”).  The 1995 Notes delivered to each Purchaser on the Closing Date will be delivered to each Purchaser in the form of a single registered Note of the appropriate tranche and for the full amount of each Purchaser’s purchase (unless different denominations are specified by such Purchaser), registered in such Purchaser’s name or in the name of such nominee as such Purchaser may specify and in substantially the form attached hereto as Exhibit A-1, Exhibit A-2 or Exhibit A-3, respectively, as the case may be, all as such Purchaser may specify at any time prior to the date fixed for delivery.

Section 1.4.        Several Commitments.  The obligations of the Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

Section 1.5.        Additional Series of Notes.  The Obligors may, from time to time, in their sole discretion, but subject to the terms hereof, issue and sell one or more additional series of their promissory notes under the provisions of this Agreement pursuant to a supplement to this Agreement (a “Supplement”) in the form of Exhibit G hereto.  Each additional series of Notes (collectively, the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(i)         each series of Additional Notes, when so issued, shall be differentiated from all previous series by reference inscribed thereon to the calendar year in which such series of Notes is issued separated by a hyphen from a numerical reference (beginning with the number “1”) of the number of series of Additional Notes issued in such calendar year (by example, if the Obligors issued a second series of Notes hereunder in 1995, such series of Additional Notes would be designated “1995-2”);

(ii)         each series of Additional Notes may be divided into two or more tranches which shall be differentiated by separate sequential alphabetical designations;

(iii)         all Additional Notes shall constitute senior Indebtedness of the Obligors and shall rank pari passu with all other outstanding Notes;

(iv)        each series of Additional Notes shall be dated the date of issue, bear interest at such fixed rate or fixed rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, as are set forth in such series of Notes, and have such additional or different conditions precedent to closing and such representations and warranties as shall be specified in the Supplement under which such Additional Notes are issued;

(v)        all purchasers of Additional Notes (such Persons being referred to as “Additional Purchasers”) shall be Institutional Holders;

(vi)        each series of Additional Notes issued under this Agreement shall be in substantially the form of Annex A to the Supplement with such variations, omissions and insertions as are necessary or permitted hereunder;

(vii)         the minimum principal amount of any Note issued under a Supplement shall be $500,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $500,000 or more;

(viii)         each series of Additional Notes shall be issued in accordance with Section 6.3 of the Security Agreement unless, pursuant to Section 8.4 of the Security

Agreement, the lien of the Security Trustee on all of the Collateral has been, and remains, released; and

(ix)          no Additional Notes shall be issued hereunder if at the time of issuance thereof or after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

SECTION 2.                                                                    PREPAYMENT OF NOTES.

Section 2.1.        Prepayments Generally.  The Notes of any series are not subject to prepayment or redemption at the option of the Obligors prior to the expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Notes of such series.  In the event that any Default or Event of Default has occurred and is continuing, the Obligors shall not make any optional prepayment of any series of Notes without offering to prepay, on a pro rata basis, each other series of Notes then outstanding which is then subject to optional prepayment provisions.  Each such prepayment shall be in accordance with the optional prepayment provisions applicable to each such series of Notes.

Section 2.2.        Direct Payment.  Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by a Purchaser, Additional Purchaser or its nominee or owned by any other Institutional Holder who is a registered holder of Notes pursuant to §9.1 and who has given written notice to the Obligors requesting that the provisions of this Section shall apply, the Obligors will promptly and punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof directly to such Purchaser, Additional Purchaser or such subsequent holder at the address of such Purchaser or Additional Purchaser set forth in Schedule I or at such other address as such Purchaser, Additional Purchaser or such subsequent holder may from time to time designate in writing to the Obligors or, if a bank account is designated for such Purchaser or Additional Purchaser on Schedule I hereto or in any written notice to the Obligors from such Purchaser, Additional Purchaser or any such subsequent holder, the Obligors will make such payments in immediately available funds to such bank account no later than 10:00 A.M. Chicago time, marked for attention as indicated, or in such other manner or to such other account of such Purchaser, Additional Purchaser or such holder in any bank in the United States as the Purchaser, Additional Purchaser or any such subsequent holder may from time to time direct in writing.  The holder of any Notes to which this Section applies agrees that in the event it shall sell or transfer any such Notes (i) it will, prior to the delivery of such Notes (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes, and (ii) it will promptly notify the Obligors of the name and address of the transferee of any Notes so transferred.  With respect to Notes to which this Section applies, the Obligors shall be entitled to presume conclusively that the original or such subsequent Institutional Holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until (y) the Obligors shall have received notice of the transfer of such Notes, and of the name and address of the transferee, or (z) such Notes shall have been presented to the Obligors as evidence of the transfer.

SECTION 3.                                                                    REPRESENTATIONS.

Section 3.1.        Representations of the Obligors.  The Obligors represent and warrant that all representations set forth in Exhibit C are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

Section 3.2.        Representations of the Purchaser.  Each Purchaser represents, and in entering into this Agreement the Obligors understand, that such Purchaser is acquiring the 1995 Notes for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the 1995 Notes; it being understood, however, that the disposition of such Purchaser’s property shall at all times be and remain within such Purchaser’s control.  Each Purchaser further represents that the source of funds to be used by you to pay the purchase price of the 1995-1 Notes is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 (“PTE”) (issued July 12, 1995) and the purchase of the Notes by you is eligible for and satisfies the requirements of PTE 95-60.

SECTION 4.                                                                    CLOSING CONDITIONS.

The obligations of each Purchaser to purchase the 1995 Notes on the Closing Date shall be subject to the performance by the Obligors of their agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the 1995 Notes and to the following further conditions precedent:

Section 4.1.        Closing Certificate.  Concurrently with the delivery of 1995 Notes to each such Purchaser on the Closing Date, each such Purchaser shall have received a certificate dated the Closing Date, signed by the President or a Vice President of each Obligor substantially in the form attached hereto as Exhibit C, the truth and accuracy of which shall be a condition to each such Purchaser’s obligation to purchase the Notes proposed to be sold to each such Purchaser.

Section 4.2.        Legal Opinions.  Concurrently with the delivery of 1995 Notes to each such Purchaser on the Closing Date, each such Purchaser shall have received from Chapman and Cutler, who are acting as special counsel to the Purchasers in this transaction, from Foley & Lardner, counsel for the Obligors, and from Debra Kraft, Esq., corporate counsel for the

Company, their respective opinions dated the Closing Date, in form and substance satisfactory to each such Purchaser, and covering the matters set forth in Exhibits D, E-1, E-2 and F, respectively, hereto.

Section 4.3.        Related Transactions.  On the Closing Date the Obligors shall have consummated the sale of the entire principal amount of the 1995 Notes scheduled to be sold on the Closing Date pursuant to this Agreement to the other Purchasers.

Section 4.4.        Execution and Recordation of Instruments.  On or prior to the Closing Date, the Security Agreement and the Mortgages shall have been duly executed, acknowledged and delivered by all parties thereto and shall be in full force and effect, and the Mortgages and all necessary financing statements and similar notices, if and to the extent permitted or required by applicable law, shall have been recorded or filed for record in each public office wherein such recording or filing is deemed necessary or appropriate by each such Purchaser or special counsel to the Purchasers to perfect the lien thereof as against creditors of or purchasers from the Obligors.  Without limiting the foregoing, all taxes, fees and other charges in connection with the execution, delivery, recording and filing of the foregoing instruments shall have been paid by the Obligors.

Section 4.5.        Appraisal.  On or prior to the Closing Date, the Obligors shall have delivered to each Purchaser an appraisal of the Collateral dated not more than 30 days prior to the Closing Date, by Marshall and Stevens Incorporated, or any other appraiser satisfactory to the Purchasers (the “Appraiser”), satisfactory to the Purchasers in form, scope and substance and showing a continuing use fair market value of the Collateral of at least $145,800,000.

Section 4.6.        Insurance Certificate.  On the Closing Date, the Purchasers shall have received (a) from the Obligors, a certificate dated the Closing Date executed by the President, Vice President or the Treasurer of each Obligor certifying to the existence of the insurance required by Section 2.11 of the Security Agreement and Section 2.6 of the Mortgages and the payment of all premiums due thereon and (b) from the independent insurance broker for the Obligors, original certificates of insurance issued by the insurance companies evidencing such insurance.

Section 4.7.        Legal Fees.  On the Closing Date, the Obligors shall have paid Chapman and Cutler its fees and disbursements to date relating to its representation as the Purchaser’s special counsel in this transaction.

Section 4.8.        Environmental Audits and Surveys.  On or prior to the Closing Date, the Obligors shall provide phase 1 environmental site assessments prepared in accordance with ASTM Standard Practice E 1527 regarding the Real Property Collateral in form and substance satisfactory to the Purchasers, with any such audits to be paid for by the Obligors.  On or prior to the Closing Date, the Obligors shall have caused a physical survey of the Real Property Collateral to be made by a registered civil engineer or surveyor licensed in the state where such Real Property Collateral is located in accordance with the “minimum standard detail requirements for land title surveys” adopted by the American Land Title Association and the American Congress on Surveying and Mapping, as revised and in effect on the date hereof, and such survey shall be in form and substance reasonably satisfactory to the Purchasers.

Section 4.9.        Title Insurance.  On or prior to the Closing Date, the Obligors shall obtain a commitment from Chicago Title Insurance Company or another title insurance company or companies of good standing satisfactory to the Purchasers (collectively, the “Title Company”), to issue policies of mortgage title insurance on a standard ALTA Form Mortgage Title Insurance Policy (Loan Policy-1970 Form) (“ALTA Policy”) covering the Real Property Collateral in an amount equal to the Appraised Value, and showing good and marketable record title to the Real Property Collateral to be vested in the Company, insuring the holders of the Notes against loss or damage sustained by reason of the Mortgages not being a first and paramount lien upon the title to the Real Property Collateral.  Each such ALTA Policy shall state that the standard exceptions have been deleted and shall include the following endorsements, if permitted to be issued by the jurisdiction in which the insured property is located:  (A) ALTA form 3.1 zoning endorsement; (B) Comprehensive Endorsement 1 or ALTA form 9 endorsement; (C) a usury endorsement and (D) to the extent reasonably necessary, affirmative coverage covering access and insuring against loss due to encroachments.

Section 4.10.        Legality.  The 1995 Notes shall qualify as a legal investment for each such Purchaser under the laws and regulations of each jurisdiction to which each such Purchaser is subject (without reference to any so-called “basket” provision which permits the making of an investment without restrictions as to the character of the particular investment being made) and each such Purchaser shall have received such information as each such Purchaser shall reasonably request from the Obligors to establish such fact.

Section 4.11.        Satisfactory Proceedings.  All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to the Purchasers and special counsel to the Purchasers, and the Purchasers shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

Section 4.12.        Waiver of Conditions.  If on the Closing Date the Obligors fail to tender to any Purchaser the 1995 Notes to be issued to such Purchaser on such date or if the conditions specified in this §4 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement.  Without limiting the foregoing, if the conditions specified in this §4 have not been fulfilled, such Purchaser may waive compliance by the Obligors with any such condition to such extent as such Purchaser may in such Purchaser’s sole discretion determine.  Nothing in this §4.12 shall operate to relieve the Obligors of any of their obligations hereunder or to waive any of such Purchaser’s rights against the Obligors.

Section 4.13.        Application of Certain Proceeds.  Concurrently with the delivery of the 1995 Notes to you on the Closing Date, the Obligors shall apply the proceeds of the sale of the 1995 Notes to prepay Debt under the Revolving Credit and Line of Credit referenced in Annex 2 to Exhibit C in an aggregate principal amount not less than $121,500,000, and for general corporate purposes, and you and your special counsel shall have received evidence of such purchase, satisfactory in form and substance to you.

Section 4.14.        Conditions to Issuance of Additional Notes.  The obligations of the Additional Purchasers of each series of Additional Notes to purchase such Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement:

(a)          Compliance Certificate.  A duly authorized financial officer of each of the Obligors shall have executed and delivered a certificate of the Obligors dated the date of issue of such series of Additional Notes stating that each such officer has reviewed the provisions of this Agreement and setting forth the information and computations (in sufficient detail) required in order to establish whether, after giving effect to the issuance of the Additional Notes, the Obligors are in compliance with the requirements of this Agreement and Section 2.5 of the Security Agreement on such date.

(b)         Execution and Delivery of Supplement The Obligors and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit G hereto.

(c)          Representations of Purchaser.  Each Additional Purchaser, in the Supplement, shall have confirmed that the representations set forth in §3.2 are true and correct in all material respects on and as of the date of issue of the Additional Notes with respect to such Additional Purchaser or shall make such other representations and agreements as shall be reasonably satisfactory to the Obligors and its counsel to establish (i) that the Additional Purchasers are Institutional Holders, (ii) the source of funds, as such source relates to a determination of compliance with ERISA and (iii) its investment intent.

(d)         Closing Conditions.  The closing conditions set forth in §§4.1 through 4.3 and §§4.10 through 4.12 shall have been updated and performed as of the date of issuance of each series of Additional Notes with respect to such series of Additional Notes.

(e)          Security Agreement Conditions.  The Obligors shall have complied with each of the conditions set forth in Section 6.3 of the Security Agreement unless all liens for the benefit of the Holders have been, and remain, released pursuant to Section 8.4 of the Security Agreement.

SECTION 5.                                                                    OBLIGOR COVENANTS.

From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

Section 5.1.        Corporate Existence, Etc.  Each Obligor will preserve and keep in force and effect its corporate existence and all licenses and permits necessary to the proper conduct of its business, except where the failure to maintain its corporate existence or such licenses and permits, would not, in each such case, materially and adversely affect the condition (financial or otherwise) or operations of the Company or of the Obligors taken as a whole.

Section 5.2.        Insurance.  In addition to and not in limitation of Section 2.11 of the Security Agreement and Section 2.6 of the Mortgages, each Obligor will maintain insurance coverage by financially sound and reputable insurers accorded a rating by A.M. Best, Inc. of A- or better at the time of the renewal or issuance of any such policy and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.  Each Obligor understands and agrees that in determining the financial soundness of each insurer it shall take into account as a major component of such decision the creditworthiness of such insurer in light of the type and amount of insurance to be provided by such insurer.

Section 5.3.        Taxes, Claims for Labor and Materials, Compliance with Laws.  (a) Each Obligor will pay and discharge when due all lawful taxes, assessments and governmental charges or levies imposed upon each Obligor, or upon or in respect of all or any part of the property or business of each Obligor, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which, in each case, if unpaid would be reasonably likely to become a material lien or charge upon any property of any Obligor; provided each Obligor shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of any Obligor or any material interference with the use thereof by any

Obligor, and (ii) each Obligor shall set aside on its books, reserves deemed by it to be adequate with respect thereto.  Each Obligor will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974 and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Obligors or of the Obligors and their Subsidiaries taken as a whole or would result in any lien or charge upon any property of the Obligors or any Subsidiary, which lien is material to the Obligors or the Obligors and their Subsidiaries taken as a whole.

(b)         In addition to and not in limitation of any other covenant herein, including §5.3(a), the Obligors will, and will cause each Subsidiary to comply in all respects with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §11001 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. §7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. §4321, the Rivers and Harbours Act of 1899, 33 U.S.C. §401 et seq., the Occupational Safety and Health Act of 1970, as amended 29 U.S.C. §651 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §300(f) et seq. and, but without duplication, all Environmental Legal Requirements described in paragraph 17 of Exhibit C hereto, in all cases as amended from time to time and all rules, regulations and guidance documents promulgated or published thereunder, and any other federal, state, regional, county or local statute, law, rule regulation or ordinance relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCB’s), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder, except, in all instances, for matters that will not result in any liability, penalty or loss that is material to the Obligors or to the Obligors and their Subsidiaries taken as a whole and will not result in any liability, penalty or loss whatsoever, to any holder of Notes.  The Obligors will not and will not permit any Subsidiary to conduct any business, operations or activity on the property, or employ or use the personal property or facilities, to manufacture, use, generate, treat, store, transport or dispose of any Hazardous Substance (including, without limitation, petroleum, its derivatives or by-products, or other hydrocarbons), or any other substance which is prohibited, controlled or regulated under applicable law, or which poses a threat or nuisance to safety, health or the environment, including, without limitation, any business, operation or activity which would bring the any Obligor or any Subsidiary, their property or facilities, within the ambit of the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. §6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. §7401 et seq., or similar state, county, regional or local statute, law, regulation, rule or ordinance, including, without limitation, any state statute providing for financial responsibility for cleanup for the release or threatened release of substances provided for thereunder, except in compliance with all applicable laws and except, in all instances, for matters that will not result in any liability, penalty or loss that is material to the Obligors or to the Obligors and their Subsidiaries taken as a whole and will not result in any liability, penalty, or loss whatsoever to any holder of Notes.

Section 5.4.        Maintenance, Etc.  Each Obligor will maintain, preserve and keep its properties which are used or necessary in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof, in all respects material to the condition of the Company or the Obligors taken as a whole, shall be maintained.

Section 5.5.        Nature of Business.  The Obligors will not engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Obligors would be substantially changed from the general nature of the business engaged in by the Obligors during the five year period ending on the date of this Agreement.

Section 5.6.        Fixed Charge Coverage.  At the end of each quarterly fiscal period of the Obligors, the Obligors will have a ratio of Consolidated Net Income Available for Fixed Charges to Fixed Charges of not less than 1.50 to 1.00, for the period of the preceding four fiscal quarters.

Section 5.7.        Consolidated Net Worth.  The Obligors will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (i) $150,000,000 plus (ii) 40% of Consolidated Net Income for each fiscal year beginning on or after January 1, 1995 determined on a cumulative basis; provided that for purposes of any determination under this

§5.7, if Consolidated Net Income for any particular fiscal year is a deficit figure, then Consolidated Net Income, for that particular fiscal year, shall be deemed to be zero for the purposes of this §5.7 and, accordingly, shall not reduce the amount of Consolidated Net Worth required to be maintained by the Obligors pursuant to this §5.7.

Section 5.8.        Payment of Dividends.  The Obligors will not enter into any agreement which directly or indirectly restricts any Obligor from declaring or paying any dividends, either in cash or property, to the Obligors.

Section 5.9.        Ownership of Collateral and Bonds.  The Company will not sell, lease, transfer or otherwise dispose of all or any of its interest in any Collateral except as expressly permitted in the Financing Documents.  The Obligors shall at all times own and hold 100% of any outstanding Industrial Development Bonds.

Section 5.10.        Repurchase of Notes.  Except pursuant to and in accordance with the express provisions of the Notes, neither the Obligors nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes, unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms.  In case the Obligors repurchase any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.  Without limiting the foregoing, upon the purchase or other acquisition of any Notes by the Obligors, any Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect thereto, including, without limitation, §6.3, §6.4 and §7.1.

Section 5.11.        Transactions with Affiliates.  The Obligors will not enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Obligors’ business and upon fair and reasonable terms such as might be obtained in a comparable arm’s length transaction with a Person other than an Affiliate.

Section 5.12.        Restricted Subsidiaries.  No Subsidiary of the Company may be designated a Restricted Subsidiary if, at the time of such action or after giving effect thereto, a Default or Event of Default shall have occurred and be continuing.  No Subsidiary having been designated a Restricted Subsidiary may thereafter be designated an Unrestricted Subsidiary unless, at the time the Company proposes to designate such Restricted Subsidiary to be an Unrestricted Subsidiary and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.  In the event any Restricted Subsidiary is designated an Unrestricted

Subsidiary as contemplated by this §5.12, such Subsidiary may not thereafter again be designated as a Restricted Subsidiary.

Section 5.13.        Reports and Rights of Inspection.  The Obligors will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Obligors or such Subsidiary, in accordance with generally accepted accounting principles consistently maintained (except for changes disclosed in the financial statements furnished to the holders of the Notes pursuant to this §5.13 and concurred in by the independent public accountants referred to in §5.13(b) hereof), and will furnish to each Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

(a)          Quarterly Statements.  As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

(1)          consolidated balance sheets of the Obligors as of the close of such quarter setting forth in comparative form the amount for the corresponding period of the preceding fiscal year (which shall not include footnotes or year end adjustment),

(2)          consolidated statements of income and cash flows of the Obligors for such quarterly period and for the portion of the fiscal year ending with such period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year (which shall not include footnotes or year end adjustment), all in reasonable detail and certified as complete and correct, by the President, the Vice President-Finance or the Treasurer of the Obligors;

(b)         Annual Statements.  As soon as available and in any event within 90 days after the close of each fiscal year of the Obligors, copies of:

(1)          consolidated balance sheets of the Obligors as of the close of such fiscal year, and

(2)          consolidated statements of income and retained earnings and cash flows of the Obligors for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of a firm of independent public accountants of recognized national standing selected by the Obligors to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial position of the Obligors and that the audits of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and that such accountants believe that such audits provide a reasonable basis for the opinion of such accountants;

(c)          Audit Reports.  Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of any Obligor and any management letters received from such accountants, provided, that if and so long as no Default or Event of Default shall have occurred and be continuing, the Obligors shall not be required to deliver any such management letter which is not material to the condition (financial or otherwise) or operations of an Obligor or the Obligors taken as a whole;

(d)         SEC and Other Reports.  Promptly upon their becoming available, one copy of each financial statement, proxy statement, or other written item required under the Articles of Incorporation or By-laws of the Obligors or under Wisconsin or Delaware (and any other jurisdiction under which an Obligor may be incorporated) law to be sent by any Obligor to stockholders generally in their capacity as stockholders and of each regular or periodic report, and any registration statement or prospectus filed by any Obligor or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which any Obligor or any of their Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over any Obligor or any of their Subsidiaries, but only to the extent that such proceedings could materially and adversely affect the condition (financial or otherwise) or operations of the Obligors or of the Obligors and their Subsidiaries taken as a whole;

(e)          Requested Information.  With reasonable promptness, such other data and information as the Purchasers or any such Institutional Holder may reasonably request including, without limitation, (i) information relative to the Collateral including an appraisal of the Collateral containing a conclusion as to the third party fair market value thereof, which appraisal shall be at the expense of the Person requesting such appraisal, provided, however, that such appraisal shall be at the expense of the Obligors if any Default or Event of Default shall have occurred and then be continuing, and (ii) unaudited consolidating financial statements covering Restricted and/or Unrestricted Subsidiaries;

(f)         Officers’ Certificates.  Within the periods provided (i) in paragraphs (a) and (b) above, a certificate of the President, the Vice President-Finance or Treasurer of each Obligor stating that he has reviewed the provisions of this Agreement and setting forth: (1) the information and computations (in sufficient detail) required in order to establish whether the Obligors were in compliance with the requirements of §5.6 and §5.7, at the end of the period covered by the financial statements then being furnished, (2) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Obligors are taking and propose to take with respect thereto and (3) a statement confirming that the Obligors have taken all appropriate action necessary to maintain and preserve the lien of the Security Trustee upon the Collateral described in the Security Agreement and the Mortgages and (ii) in paragraph (b) above, a certificate of the President, the Vice President-Finance or Treasurer of each Obligor providing a list of each of the Obligors’ insurers which list shall include such insurers’ ratings, if any, accorded by A.M. Best, Inc., Moody’s Investors Service, Inc., and Standard & Poor’s Corporation; and

(g)         Accountant’s Certificates.  Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof.

Without limiting the foregoing, the Obligors will permit each Institutional Holder of the then outstanding Notes (or such Persons as such Institutional Holder may designate) to visit and inspect, under the Obligors’ guidance, any of the properties of the Obligors or any Subsidiary, including, without limitation, the Collateral, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Obligors authorize said accountants to discuss with each Institutional Holder the finances and affairs of the Obligors and their Subsidiaries) all at such reasonable times and as often as may be reasonably requested, provided, that if and so long as no Default or Event of Default shall have occurred and be continuing, any discussions between the independent public accountants of the Obligors and the holder of any Notes shall relate to a determination of compliance with the terms and provisions hereof or of the other Financing

Documents, or the specific financial statements with respect to which such independent public accountants have given the opinion required by §5.13(b).  The Obligors shall not be required to pay or reimburse any Institutional Holder for expenses which any such Institutional Holder may incur in connection with any such visitation or inspection which shall be conducted prior to the occurrence of a Default or Event of Default.

Section 5.14.        Completion of Hartford, Wisconsin Facility.  The Obligors covenant and agree that the facility as described in the appraisal required pursuant to §4.5 in Hartford, Wisconsin (the “Facility”) shall be completed and all certificates, approvals and other items necessary to permit the Obligors to use the Facility for its intended purposes shall have been obtained on or before February 1, 1996.

SECTION 6.                                                                    EVENT OF DEFAULT AND REMEDIES THEREFOR.

Section 6.1.        Events of Default.  Any one or more of the following shall constitute an “Event of Default” as the term is used herein:

(a)          Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than one Business Day after the first to occur of (i) actual knowledge of such failure to pay by a Responsible Officer of any Obligor or (ii) written notice of such failure to the Obligors from a holder of Notes or from the Security Trustee; or

(b)         Default shall occur in the making of any required prepayment on any of the Notes as provided in §2.1 and such default shall continue for more than one Business Day after the first to occur of (i) actual knowledge of such failure to pay by a Responsible Officer of any Obligor or (ii) written notice of such failure to the Obligors from a holder of Notes or from the Security Trustee; or

(c)          Default shall occur in the making of any other payment of the principal of any Note or the premium thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment and such default shall continue for more than one Business Day after the first to occur of (i) actual knowledge of such failure to pay by a Responsible Officer of any Obligor or (ii) written notice of such failure to the Obligors from a holder of Notes or from the Security Trustee; or

(d)         (i) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest or premium on any Material Indebtedness (other than the Notes) of any Obligor and such default shall continue beyond the period of grace, if any, allowed with respect thereto, or

(ii) default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Material Indebtedness of any Obligor may be issued and the payment of such Material Indebtedness or any portion thereof shall be accelerated; or

(e)          (i) Default shall occur in the observance or performance of any covenant or agreement contained in §5.6 through §5.10 hereof, (ii) a Responsible Officer of any Obligor shall have knowledge of a Default or Event of Default hereunder or shall have received notice from any holder of the Notes with respect to the occurrence of such Default or Event of Default and notice to such effect shall have not been delivered to the holders of the Notes within 3 Business Days of such knowledge, or (iii) a Responsible Officer of any Obligor shall have received a notice from a holder of Indebtedness of any Obligor or shall have knowledge of any action being taken by such holder under and pursuant to §6.2 and notice describing such notice and/or action shall have not been delivered to the holders of the Notes within 8 Business Days of such knowledge; or

(f)         Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the first to occur of (i) actual knowledge of such Default by a Responsible Officer of any Obligor, or (ii) written notice thereof by any holder of Notes to the Obligors; or

(g)         An Event of Default shall have occurred and be continuing under the Security Agreement or the Mortgages; or

(h)         If any Obligor sells, leases, transfers or otherwise disposes of, or encumbers or permits any lien or encumbrance to be attached to all or any part of the Collateral except as otherwise expressly permitted pursuant to the terms and conditions set forth in the Security Agreement and the Mortgages; or

(i)         Default shall occur in the observance or performance of Section 2.11 of the Security Agreement or Section 2.6 of the Mortgages which is not remedied within 15 days after the first to occur of (i) such failure first becoming known to a Responsible Officer of any Obligor or (ii) written notice of such failure to the Obligors from a holder of Notes or from the Security Trustee; or

(j)         Any Financing Document shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such agreement is invalid, void or unenforceable or any Obligor shall contest or deny in writing the validity or enforceability of any of its obligations under the Security Agreement or any Mortgage; or

(k)          If any representation or warranty made by any Obligor herein or in any Financing Document, or made by any Obligor in any statement or certificate furnished by any Obligor in connection with the consummation of the issuance and delivery of any series of the Notes or furnished by any Obligor pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof unless (i) such misstatement is capable of being cured within a reasonable period of time which period of time shall not in any event exceed 60 days, (ii) the Obligors are diligently seeking a cure for such misstatement, (iii) the interests of the holders of the Notes are not materially impaired during the period in which such cure is being effected, (iv) such misstatement is cured within such 60-day period and (v) after such misstatement shall have been cured, the holders of the Notes shall be in the same position as such holders would have been in as if such misstatement had not been made; or

(l)         Any Obligor becomes insolvent or bankrupt, is generally not paying its debts as they become due (it being agreed that payment of trade debt in accordance with normal trade custom and practice shall not constitute a failure generally to pay debts as they become due) or makes an assignment for the benefit of creditors, or any Obligor causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for any Obligor or for the major part of the property of either; or

(m)          A custodian, trustee or receiver is appointed for any Obligor or for the major part of the property of either and is not discharged within 30 days after such appointment; or

(n)           Final judgment or judgments for the payment of money aggregating in excess of $1,000,000 is or are outstanding against any Obligor or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

(o)           Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against any Obligor and, if instituted against any Obligor, are consented to or are not dismissed within 60 days after such institution.

Section 6.2.        Notice to Holders.  When (a) any Default or Event of Default described in the foregoing §6.1 has occurred, (b) any Holder gives any notice or takes any other action with respect to such Default or Event of Default, or (c) the holder of any other evidence of Indebtedness of any Obligor gives any notice or takes any other action with respect to a claimed default or event of default on and/or with respect to such Indebtedness (other than notices with respect to claimed defaults of a ministerial nature which in any event would have no material adverse effect on the condition (financial or otherwise) of any Obligor and its Subsidiaries, taken as a whole), in each such case the Obligors agree to give notice within 3 Business Days of such event to all Holders, such notice to be in writing and sent by registered or certified mail or by telegram.

Section 6.3.        Acceleration of Maturities.  When any Event of Default described in paragraph (a), (b) or (c) of §6.1 has happened and is continuing, any Holder may, by notice to the Obligors, declare the entire principal amount of and all interest accrued on such Holder’s Note to be, and such Note shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind (other than as expressly required in this §6), all of which are expressly waived.  When any Event of Default described in paragraphs (a) through (k), inclusive, or (n) of said §6.1 has happened and is continuing, the holder or holders of 33-1/3% of the aggregate principal amount of any series of Notes at the time outstanding may, by notice in writing sent by registered or certified mail to the Obligors, declare or direct the Security Trustee to declare the entire principal amount of and all interest accrued on all Notes of such series to be, and all Notes of such series shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind (other than as expressly required in this §6), all of which are expressly waived.  When any Event of Default described in paragraph (l), (m) or (o) of §6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind.  Upon the Notes of any series becoming due and payable as a result of any Event of Default as aforesaid, the Obligors will forthwith pay to the holders of such series of Notes the entire principal and interest accrued on the Notes of such series.  Upon the Notes of any series becoming due and payable as a result of any such Event of Default, the Obligors will forthwith pay to the holders of the Notes of such series, in addition to the amounts specified above, to the extent not prohibited by applicable law, an amount equal to the Make-Whole Amount, if any, for such series of Notes determined as of the date of declaration of acceleration.  Without limiting the foregoing, when any Event of Default has happened and is continuing the Security Trustee shall have all of the rights and remedies described in §5.2 of the Security Agreement and §4.5 of the Mortgages and otherwise available at law or in equity, all as contemplated by Section 7.13 of the Security Agreement.  No course of dealing on the part of any Holder nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder’s rights, powers and remedies.  The Obligors further agree, to the extent permitted by law, to pay to the Holders all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder’s or Holders’ attorneys for all services rendered in connection therewith.

Section 6.4.        Rescission of Acceleration.  The provisions of §6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding series of Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (k), inclusive, or (n) of §6.1, the holders of at least 66-2/3% in aggregate principal amount of the Notes of such series then outstanding may, by written instrument filed with the Obligors, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

(a)          no judgment or decree has been entered for the payment of any monies due pursuant to such series of Notes, this Agreement, the Security Agreement or the Mortgages;

(b)         all arrears of interest upon all the Notes of such series and all other sums payable under the Notes of such series, this Agreement, the Security Agreement and the Mortgages (except any principal, interest or premium on such series of Notes which has become due and payable solely by reason of such declaration under §6.3) shall have been duly paid; and

(c)          each and every other Default and Event of Default shall have been made good, cured or waived pursuant to §7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.                                                                    AMENDMENTS; WAIVERS; CONSENTS; SUPPLEMENTS AND RELEASE OF COLLATERAL.

Section 7.1.        Consent Required.  Any term, covenant, agreement or condition of this Agreement may, with the consent of the Obligors, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Obligors shall have obtained the consent in writing of the Holders of the following:  (i) at least 66-2/3% in aggregate principal amount of outstanding Notes of each series and (ii) if any series includes more than one tranche, at least 66-2/3% in aggregate principal amount of outstanding Notes of all tranches thereof which mature more than 12 months from the date of any such consent; provided that without the written consent of the Holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment (including any prepayment required by the Notes) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of Holders required to consent to any such amendment, alteration or modification or any of the provisions of this §7 or §6 or the Notes.

Section 7.2.        Solicitation of Holders.  So long as there are any Notes outstanding, the Obligors will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Obligors and shall be afforded the opportunity of considering the same and shall be supplied by the Obligors with sufficient information to enable it to make an informed decision with respect thereto.  The Obligors will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.

Section 7.3.        Effect of Amendment or Waiver.  Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Obligors, whether or not such Note shall have been marked to indicate such amendment or waiver.  No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

Section 7.4.        Supplements.  The Obligors may enter into any Supplement providing for the issuance of one or more series of Additional Notes consistent with §§1.5 and 4.14 hereof without obtaining the consent of any Holder of any other series of Notes.

Section 7.5.        Release of Collateral.  The Obligors may obtain the release of all of the Collateral from the Security Trustee (as defined in the Security Agreement) in accordance with the provisions of Section 8.4 of the Security Agreement.  Concurrently with the release, if any, of the Security Documents, the covenants set forth in Schedule II hereto shall take effect and upon the happening of such event, all references to the Security Documents and the Collateral shall be of no force and effect so long as the Notes remain unsecured.

SECTION 8.                                                                    INTERPRETATION OF AGREEMENT; DEFINITIONS.

Section 8.1.        Definitions.  Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

“Additional Notes” shall have the meaning assigned thereto in §1.5.

“Affiliate” shall mean any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, any Obligor, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of an Obligor or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by any Obligor or a Subsidiary.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Appraised Value” with regards to any Collateral, shall mean the value of such Collateral as set forth in the appraisal required to be delivered pursuant to §4.5 hereof or any update of such appraisal prepared in accordance with the Security Agreement.

“Business Day” shall mean each day (excluding Saturday and Sunday) which is not a day on which banking institutions in Chicago, Illinois are obligated by law to close.

“Capitalized Lease” shall mean any lease with respect to which the obligation for Rentals is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

“Capitalized Rentals” shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which an Obligor is a lessee would be reflected as a liability on a consolidated balance sheet of such Obligor.

“Collateral” shall have the meaning set forth in §1.2 hereof.

“Consolidated Net Income” for any period shall mean the gross revenues of the Obligors for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with generally accepted accounting principles, but excluding in any event:

(a)          any gains or losses from extraordinary items;

(b)         net earnings and losses of Obligor accrued prior to the date it became an Obligor;

(c)          net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

(d)         net earnings and losses of any corporation (other than a Restricted Subsidiary) with which an Obligor shall have consolidated or which shall have merged into or with an Obligor prior to the date of such consolidation or merger; and

(e)          net earnings of any business entity (other than a Restricted Subsidiary) in which an Obligor has an ownership interest unless such net earnings shall have actually been received by such Obligor in the form of cash distributions.

“Consolidated Net Income Available for Fixed Charges” for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Obligors during such period, (iii) Fixed Charges during such period, and (iv) depreciation and amortization of debt discount and expense during such period of the Obligors.

“Consolidated Net Worth” shall mean, as of the date of any determination thereof, stockholders’ equity (including preferred stock) of the Obligors, all determined in accordance with generally accepted accounting principles consolidating the Obligors.

“Default” shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in §6.1.

“Environmental Legal Requirement” shall mean any applicable law relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances and any handling, transportation, discharge or release of gaseous or liquid substances and any regulation, order, injunction, judgment, declaration, notice or demand issued pursuant to such statute or ordinance, in each case applicable to the property or assets of the Obligors and their Subsidiaries or the operation, construction or modification of any thereof, including without limitation the following:  the Clean Air Act of 1966, as amended, 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §1251, et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §300(f) et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §2601 et seq., the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C.

§6901 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. §651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. §4321, the Rivers and Harbours Act of 1899, 33 U.S.C. §401, et seq. or similar federal, state, county, regional or local statute, law, regulation, rule or ordinance, including without limitation, any state statute providing for financial responsibility for cleanup for the release or threatened release of substances.

“Financing Documents” shall mean this Agreement, the Security Agreement, the Notes, the Mortgages and each other document, security agreement, financing statement, supplements or other agreement delivered at any time in connection with the transactions contemplated by this Agreement.

“Fixed Charges” for any period shall mean on a consolidated basis the sum of (i) all Rentals (excluding all Rentals on Capitalized Leases) payable during such period by the Obligors and (ii) all Interest Charges on all Indebtedness (including imputed interest in respect of Rentals on Capitalized Leases) of the Obligors.

“Guaranties” by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness (including, without limitation, Indebtedness of any employee stock ownership plan), dividend or other obligation, of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person:  (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof.  For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

“Hazardous Substance” shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal remediation or handling or which, is prohibited, controlled or regulated by any Environmental Legal Requirement.

“Holder” shall mean any Person which is, at the time of reference, the registered holder of any Note.

“Indebtedness” of any Person shall mean and include all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals under any Capitalized Lease and, but without duplication, (v) all Guaranties including, without limitation, Guaranties of Indebtedness of any employee stock ownership plan.  For the purpose of computing the “Indebtedness” of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

“Industrial Development Bonds” shall mean those certain Thomaston-Upson County Industrial Development Authority Industrial Development Revenue Bonds (Quad/Graphics, Inc. Project) Series 1995-1 and each other series issued or to be issued pursuant to that certain Indenture of Trust between Thomaston-Upson County Industrial Development Authority and First Union National Bank of North Carolina dated to be closed in the fourth quarter of the 1995 calendar year or the first quarter, of the 1996 calendar year, and shall mean any other bonds of a similar nature issued by a governmental or other municipal authority or entity in order to finance the purchase of property which is pledged to the Holders as part of the Collateral.

“Institutional Holder” shall mean any Holder which is a Purchaser or (a) an “accredited investor,” as that term is defined in Rule 501 of the Securities and Exchange Commission under the Securities Act of 1933, as amended, and (b) an insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan

(as defined in ERISA) or other institutional investor or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.

“Interest Charges” for any period shall mean all interest (including capitalized interest) on any particular Indebtedness for which such calculations are being made.

“Interest Payment Dates” shall mean, with respect to the 1995 Notes, each March 1 and September 1 in each year.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property.  For the purposes of this Agreement, the Obligors shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

“Make-Whole Amount” with respect to any series of Notes, shall have the respective meaning, if any, set forth in the form of Notes for such series.

“Material Indebtedness” shall mean at any time one or more obligations of any Obligor for borrowed money or in respect of interest rate swaps, interest rate exchange agreements, currency swaps or currency exchange agreements (however denominated) which, individually or in the aggregate, have, or relate to, an unpaid principal amount for borrowed money of more than $10,000,000 or relating to any of the other aforementioned agreements under which the Company’s aggregate liability is more than $10,000,000.

“Mortgages” shall mean those certain Mortgage and Security Agreements dated as of September 1, 1995 each from the Company to M&I Marshall & Ilsley Bank as security trustee, granting the Security Trustee a mortgage and security interest in the Real Property Collateral and any additional grants of collateral interests in real property of the Company to secure the Notes.

“Obligors” shall mean the Company and each other Restricted Subsidiary.

“Person” shall mean an individual, partnership, joint venture, corporation, business trust, joint stock company, trust or unincorporated organization, and a government or agency or political subdivision thereof or other entity of whatever nature.

“Personal Property Collateral” shall have the meaning assigned thereto in §1.2.

“Real Property Collateral” shall have the meaning assigned thereto in §1.2.

“Rentals” shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property other than any such payments which constitute, in substance, tax indemnification payments or payments applied to the acquisition by the lessee of the property subject to such lease) payable by each Obligor, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by each such Obligor (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.  Fixed rents under any so-called, “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

“Responsible Officer” shall mean the President, any Vice President, the Treasurer, the Chief Financial Officer, any Assistant Treasurer, the Secretary and any Assistant Secretary, from time to time, of each Obligor and any other officer of each Obligor who performs the functions of the aforementioned officers or any other officer or employee whose responsibilities include the knowledge of the terms and conditions of this Agreement, the Notes or the Security Agreement.

“Restricted Subsidiary” shall mean and include a Person whose financial statements are required to be consolidated with the Company’s financial statements in accordance with GAAP which is organized under the laws of the United States or Canada or any State or province thereof and which has substantially all of its assets within the United States or Canada and which Person either (i) is a party to this Agreement, (ii) is designated as such in Annex 1 to Exhibit C hereto, or (iii) is subsequently designated as such in accordance with §5.12, provided that such designation would not result in the violation of any of the terms of this Agreement and provided, further, that the Obligors and such subsequently designated Restricted Subsidiary have each executed and delivered to each Holder a Restricted Subsidiary Agreement substantially in the form of Exhibit H hereto (in sufficient counterparts for distribution of an executed original to each Holder), together with an opinion of counsel acceptable to the Holders to the effect that the Restricted Subsidiary Agreement has been duly and validly authorized, executed and delivered by the proposed new Restricted Subsidiary and constitutes the legal, valid and binding obligation of such proposed Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms and, pursuant to said Restricted Subsidiary Agreement, the proposed

Restricted Subsidiary is jointly and severally obligated with respect to the payment of all obligations outstanding and to be outstanding under this Note Agreement and the Notes (subject to the right of such Restricted Subsidiary to cease to be a Restricted Subsidiary pursuant to the next sentence of this definition).  A restricted Subsidiary may be designated an Unrestricted Subsidiary in accordance with §5.12.

“Security” shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

“Security Agreement” shall have the meaning assigned thereto in §1.2.

“Security Documents” shall mean and include the Security Agreement and the Mortgages and any other agreements, documents or instruments now or hereafter executed and delivered securing the obligations of the Obligors under the Notes.

The term “subsidiary” shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation.  The term “Subsidiary” shall mean a subsidiary of any Obligor.

“Supplement” shall have the meaning assigned thereto in §1.5.

“Unrestricted Subsidiary” shall mean any Subsidiary of any Obligor which is not a Restricted Subsidiary.

“Voting Stock” shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

Section 8.2.        Accounting Principles.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 8.3.        Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.                                                                    MISCELLANEOUS.

Section 9.1.        Registered Notes.  The Obligors shall cause to be kept at the principal office of the Company a register for the registration and transfer of the Notes (hereinafter called the “Note Register”), and the Obligors will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as they may prescribe, any Note issued pursuant to this Agreement.

At any time and from time to time the registered Holder which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney duly authorized in writing.

The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and a Holder for all purposes of this Agreement.  Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered Holder.

Section 9.2.        Exchange of Notes.  At any time, and from time to time, upon not less than ten days’ notice to that effect given by the Holder of any Note initially delivered or of any Note substituted therefor pursuant to §9.1, this §9.2 or §9.3, and, upon surrender of such Note at its office, the Obligors will deliver in exchange therefor, without expense to the Holder, except as set forth below, Notes for the same aggregate principal amount and of the same series and tranche as the then unpaid principal amount of the Note so surrendered, in the denomination of $250,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or assigns, as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange.  The Obligors may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

Section 9.3.        Loss, Theft, etc. of Notes.  Upon receipt of evidence satisfactory to the Obligors of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Obligors, or in the event of such mutilation upon surrender and cancellation of the Note, the Obligors will make and deliver without expense to the Holder thereof, a new Note, of the same series and tranche and of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.  If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Obligors.

Section 9.4.        Expenses, Stamp Tax Indemnity.  Whether or not the transactions herein contemplated shall be consummated, the Obligors agree to pay directly all of the Purchaser’s out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement, the Security Agreement and the Mortgages and the transactions contemplated hereby, including but not limited to all filing and recording fees, all Security Trustee’s fees, all fees relative to appraisals, the fees and disbursements of Chapman and Cutler, special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser’s home office or at such other place as such Purchaser may designate, and all expenses relating to any proposed or actual amendment, waivers, consents, work-out, renegotiation or restructuring pursuant to the provisions hereof, including without limitation, all legal fees and the reasonable fees and expenses of any one investment banker or financial advisor engaged by and representing the holders of the Notes.  The Obligors also agree that they will pay and save the Purchasers harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement, the Security Agreement, the Mortgages or the Notes, whether or not any Notes are then outstanding and liability with respect to obtaining a so-called “private placement number”.  The Obligors agree to protect and indemnify the Purchasers against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person engaged by or on behalf of the Obligors in connection with the transactions contemplated by this Agreement and the Security Agreement and the Mortgages.

Section 9.5.        Powers and Rights Not Waived; Remedies Cumulative.  No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to and are not exclusive of any rights or remedies any such Holder would otherwise have, and no waiver or consent, given or extended pursuant to §7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

Section 9.6.        Notices.  All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed by registered or certified mail or overnight courier service, addressed to such Holder at such Holder’s address appearing on Schedule I to this Agreement or such other address as any Holder may designate to the Obligors in writing, and if to the Obligors, delivered or mailed by registered or certified mail or overnight courier service to the Company at DuPlainville Road, Pewaukee, Wisconsin 53072, Attention: Vice President-

Finance with a copy to Joseph B. Tyson, Jr., c/o Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367 or to such other address as the Obligors may in writing designate to you or to the Holders.

Section 9.7.        Successors and Assigns.  This Agreement shall be binding upon the Obligors and its successors and assigns and shall inure to the benefit of each Purchaser and its successors and assigns, including each successive Holder.

Section 9.8.        Survival of Covenants and Representations.  All covenants, representations and warranties made by the Obligors herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

Section 9.9.        Severability.  Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

Section 9.10.        Governing Law.  This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Wisconsin law.

Section 9.11.        Captions.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 9.12.        Payment on Non-Business Day.  In the event that any payment date hereunder or under the Notes shall not be a Business Day, payment shall be made on the next succeeding Business Day.  If such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension, but interest payable on the next interest payment date shall accrue from the originally scheduled payment date.

Section 9.13.        Additional Subsidiaries.  (a) No payment or payments made by any Obligor, any guarantor or any other Person or received or collected by the Holders from any Obligor, any guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the obligations of the Obligors under this Note Agreement or the Notes shall be deemed to modify, reduce, release or otherwise affect the liability of any Restricted Subsidiary of the Company under the Note Agreement or the Notes which shall, notwithstanding any such payment or payments other than payments made to the Holders by such Restricted Subsidiary or payments received or collected by the Holders from such Restricted Subsidiary, remain liable for the obligations of the Obligors under this Note Agreement and the Notes until the obligations of the Obligors under this Note Agreement and the Notes are paid in full.

(b)         The provisions of this subsection 9.13 shall survive repayment of the Notes and termination of this Note Agreement.

(c)          The obligations hereunder and under the Notes may be created without notice to the Restricted Subsidiaries, which shall be jointly and severally liable therefor regardless of their failure to receive notice thereof.

(d)         If a Restricted Subsidiary is designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with §5.12, the designated Subsidiary shall remain jointly and severally liable for all obligations of the Obligors under this Note Agreement and the Notes until such time as the Company and the designated Subsidiary shall have established, to the reasonable satisfaction of the Holders, that no Default or Event of Default exists and such designation does not cause a Default or Event of Default and would not have caused a Default or Event of Default had it occurred as of the end of the most recent fiscal quarter.  Assuming compliance with the preceding sentence, and upon request, the Holders shall deliver to the designated Subsidiary any instrument reasonably requested to evidence that such Subsidiary is no longer a Restricted Subsidiary, nor liable for the obligations of the Obligors under this Note Agreement and the Notes.

(e)          By signing a Restricted Subsidiary Agreement, in the case of all subsequently-designated Restricted Subsidiaries, each such Restricted Subsidiary agrees:  (x) to be bound by all of the terms and provisions of this Note Agreement applicable to Obligors, (y) that it is liable, jointly and severally, with all other Obligors for the payment when due of all Notes and other obligations under this Note Agreement, and (z) that the Holders can enforce such obligations against such Restricted Subsidiary only until such time as that Restricted Subsidiary has been designated an Unrestricted Subsidiary pursuant to §5.12 hereof and satisfied the conditions described in subsection 9.12(d) above.

The execution hereof by the Purchasers shall constitute a contract among the Obligors and the Purchasers for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

QUAD/GRAPHICS, INC.

By	/s/ John C. Fowler

Vice President-Finance

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.
DUPLAINVILLE TRANSPORT, INC.
QUAD/CARE, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.
THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
QUAD/WEST, INC.
QUAD/MED, INC.

By	/s/ John C. Fowler

Their Treasurer

CHEMICAL RESEARCH/TECHNOLOGY CO. by Quad/Graphics, Inc., its General Partner

By	/s/ John C. Fowler

Its Vice President-Finance

and by Quad/Creative, Inc. its General Partner

By	/s/ John C. Fowler

Its Treasurer

Accepted as of September 1, 1995.

AMERICAN UNITED LIFE INSURANCE COMPANY

By	/s/ Kent R. Adams

Its Vice President

Accepted as of September 1, 1995.

PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY

By	/s/ Frederick B. Howard

Its Second Vice President - Investments

Accepted as of September 1, 1995.

INDIANAPOLIS LIFE INSURANCE COMPANY

By	/s/ Gene E. Trueblood

Its Vice President, C.I.O. and Treasurer

Accepted as of September 1, 1995.

NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY

By	/s/ Hanson C. Robbins

Title:	Senior Investment Officer

Accepted as of September 1, 1995.

AID ASSOCIATION FOR LUTHERANS

By	/s/ James Abitz

Its Vice President - Securities

Accepted as of September 1, 1995.

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By	/s/ Beatriz M. Cuervo

Its Investment Officer

Accepted as of September 1, 1995.

CANADA LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ Brian J. Lynch

Its Assistant Treasurer

Accepted as of September 1, 1995.

CANADA LIFE INSURANCE COMPANY OF AMERICA

By	/s/ Brian J. Lynch

Its Assistant Treasurer

Accepted as of September 1, 1995.

WOODMEN ACCIDENT AND LIFE COMPANY

By	/s/ M. F. Wilder

Its Senior Vice President and Treasurer

Accepted as of September 1, 1995.

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

By MIMLIC Asset Management Company

By	/s/ Lynne M. Mills

Its Vice President

Accepted as of September 1, 1995.

FEDERATED MUTUAL INSURANCE COMPANY

By MIMLIC Asset Management Company

By	/s/ Lynne M. Mills

Its Vice President

Accepted as of September 1, 1995.

MUTUAL TRUST LIFE INSURANCE COMPANY

By MIMLIC Asset Management Company

By	/s/ Alan Notvik

Its Vice President

Accepted as of September 1, 1995.

FIRST NATIONAL LIFE INSURANCE COMPANY OF AMERICA

By MIMLIC Asset Management Company

By	/s/ Alan Notvik

Its Vice President

Accepted as of September 1, 1995.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Curtis R. Caldwell

Its First Vice President

Accepted as of September 1, 1995.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By	/s/ Michael A. Boedeker

Its Vice President, Fixed Income Securities

Accepted as of September 1, 1995.

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By	/s/ Michael A. Boedeker

Its Vice President, Fixed Income Securities

Accepted as of September 1, 1995.

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

By	/s/ Rosemary T. Strekel

Its Vice President

Accepted as of September 1, 1995.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

By	/s/ Anthony C. Urick

Its Second Vice President

Accepted as of September 1, 1995.

JOHN HANCOCK VARIABLE LIFEINSURANCE COMPANY

By	/s/ Anthony C. Urick

Its Vice President - Investments

Accepted as of September 1, 1995.

SAFECO LIFE INSURANCE COMPANY

By	/s/ Michael C. Knebel

Its Vice President and Treasurer

ADDITIONAL COVENANTS

Section 5.[x]. Priority Debt.  The Obligors will not at any time permit Priority Debt to exceed an amount equal to 15% of Consolidated Net Worth.

Section 5.[y]. Limitation on Liens.  The Obligors will not create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire any property or assets upon conditional sales agreements or other title retention devices, except:

(a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by §5.3;

(b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Obligors shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

(c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker’s compensation, unemployment insurance and other like laws, warehousemen’s and attorneys’ liens and statutory landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the incurrence of Indebtedness, provided that such Liens do not, individually or in the aggregate, materially impair the use of the property encumbered by any such Lien in the operation of the business of the Obligors, taken as a whole, or the value of the property so encumbered for the purposes of such business;

(d) Liens securing Indebtedness of an Obligor to another Obligor;

(e) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of fixed assets of any Obligor, which Liens are incurred contemporaneously with or within 180 days after the payment of such purchase price, and Liens existing on such

SCHEDULE II

(to Note Agreement)

fixed assets at the time of acquisition thereof or at the time of acquisition by any Obligor of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach, provided that (i) the Lien shall attach solely to the fixed assets acquired, constructed or improved, (ii) at the time of acquisition, construction or improvement of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by any Obligor shall not exceed an amount equal to 100% of the fair market value at the time of acquisition, construction or improvement of such fixed assets (as determined in good faith by the Board of Directors of the Obligor incurring such Lien), and (iii) all Indebtedness secured by such Liens shall have been incurred within the applicable limitations of this Agreement; and

(f) in addition to the liens permitted under §5.[y](a) through (e), Liens securing Priority Debt permitted pursuant to §5.[x].

In the event any property of any Obligor is subjected to a Lien which is not permitted by the provisions of §5.[y] pursuant to a transaction otherwise permitted hereunder (such Lien being referred to as a “Prohibited Lien”), an Event of Default shall not have occurred hereunder if such Obligor, as the case may be, (i) shall have received the prior written approval of the holders of 66-2/3% in aggregate principal amount of the outstanding Notes of each series to the incurrence of such Prohibited Lien and, (ii) shall make or cause to be made provisions whereby the obligations of the Obligors under the Notes and this Agreement will be secured equally and ratably with all other obligations secured by such Prohibited Lien within 30 days of the incurrence of such Prohibited Lien, pursuant to security arrangements satisfactory in form, scope and substance to the holder or holders of not less than 66-2/3% in aggregate principal amount of the Notes of each series.

Section 5.[z]. Mergers, Consolidations and Sales of Assets.  The Obligors will not (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or substantially all of the assets of the Obligors; provided, however, that any Obligor may consolidate or merge with or into any other corporation if (x) such Obligor shall be the surviving corporation or, if such Obligor is not the surviving corporation, the surviving corporation shall expressly assume in writing the obligations of such Obligor under the Financing Documents and the surviving corporation, if other than such Obligor, shall be a corporation organized and existing under the laws of the United States, or a jurisdiction thereof, having the majority of its consolidated assets and operations in the United States, and (y) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

DEFINED TERMS:

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“Priority Debt” shall mean and include, as of the date of any determination, all Indebtedness of any Obligor which is secured pursuant to any Lien other than a Lien permitted pursuant to §5[y](a) through (e).

II-90

QUAD/GRAPHICS, INC.

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.

QUAD/CREATIVE, INC.

DUPLAINVILLE TRANSPORT, INC.

QUAD/CARE, INC.

QUAD/MARKETING, INC.

QUAD/PAK, INC.

THE QUAD TECHNOLOGY GROUP, INC.

SILVER SPRING REALTY, INC.

CHEMICAL RESEARCH/TECHNOLOGY CO.

QUAD/WEST, INC.

QUAD/MED, INC.

7.14% Senior Secured Note, Series 1995-1, Tranche A

Due September 1, 2010

No. AR-3

September 28, 1995

$8,000,000

QUAD/GRAPHICS, INC., a Wisconsin corporation (the “Company”), QUAD/TECH, INC., a Wisconsin corporation, QUAD/TECH EUROPE, INC., a Delaware corporation, QUAD/CREATIVE, INC., a Wisconsin corporation, DUPLAINVILLE TRANSPORT, INC., a Wisconsin corporation, QUAD/CARE, INC., a Wisconsin corporation, QUAD/MARKETING,          INC., a Wisconsin corporation,  QUAD/PAK, INC., a Wisconsin corporation, THE QUAD TECHNOLOGY GROUP, INC., a Wisconsin corporation, SILVER SPRING REALTY, INC., a    Wisconsin corporation, CHEMICAL RESEARCH/TECHNOLOGY CO., a Wisconsin corporation, QUAD/WEST, INC., a Delaware corporation, and QUAD/MED, INC., a Wisconsin corporation.(each, including the Company and each other entity which becomes an Obligor (as defined in the Note Agreement) from time to time, an “Obligor” and collectively, the “Obligors”), for value received, hereby promise, jointly and severally, to pay to or registered assigns,

on the first day of September, 2010

the principal amount of

DOLLARS ($               )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.14% per annum

EXHIBIT A-1

(to Note Agreement)

from the date hereof until maturity, payable semiannually on the first day of each March and September in each year commencing March 1, 1996, and at maturity (the “Tranche A Interest Payment Dates”).  The Obligors agree to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.14% per annum after maturity, whether by acceleration or otherwise, until paid.  Both the principal hereof and interest hereon are payable at the principal office of the Company in Pewaukee, Wisconsin in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

This Tranche A Note is one of the 7.14% Senior Secured Notes, Series 1995-1, Tranche A of the Obligors in the aggregate principal amount of $43,000,000 (the “Tranche A Notes”) issued or to be issued along with the $48,500,000 aggregate principal amount of the 7.56% Senior Secured Notes, Series 1995-1, Tranche B due September 1, 2015 and $30,000,000 aggregate principal amount of the 8.00% Senior Secured Notes, Series 1995-1, Tranche C due September 1, 2020 under and pursuant to the terms and provisions of the Note Agreement dated as of September 1, 1995 (the “Note Agreement”), entered into by the Obligors with the original purchasers therein referred to and the Security Agreement dated as of September 1, 1995 (the “Security Agreement”) and the Mortgage and Security Agreements each dated as of September 1, 1995 (the “Mortgages”) from the Company to the Security Trustee.  This Tranche A Note and the holder hereof are entitled equally and ratably with the holders of all other Notes (as defined in the Note Agreement) of all series outstanding from time to time under the Note Agreement, the Security Agreement and the Mortgages to all the benefits and security provided for thereby or referred to therein to which Note Agreement, Security Agreement and Mortgages reference is hereby made for the statement thereof.  Reference is hereby made to the Security Agreement and the Mortgages for a description of the property thereby granted, conveyed, assigned, affected and hypothecated, the nature and extent of the security for the Notes, and rights of the holders of the Notes, the Security Trustee and the Company in respect of such security and otherwise.

This Tranche A Note and the other 1995 Notes (as defined in the Note Agreement) outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided herein and in the Note Agreement.

The Tranche A Notes are not subject to prepayment or redemption at the option of the Obligors prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth below.

(1)(a)           The Obligors jointly and severally agree that on the first day of September in each year, commencing September 1, 2001 and ending September 1, 2009 both inclusive, they will

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prepay and apply and there shall become due and payable the sum of $4,300,000 on the principal indebtedness evidenced by the Tranche A Notes.  No premium shall be payable in connection with any required prepayment made pursuant to this paragraph (1)(a).  The entire unpaid principal amount of the Tranche A Notes shall become due and payable on September 1, 2010.

(b)         Any payment of less than all of the Tranche A Notes pursuant to the provisions of paragraph 2 shall be applied first against the payment of principal at final maturity and then against the prepayments required by paragraph (1)(a) with regard to Tranche A Notes in the inverse order thereof.  To the extent that any prepayment of any Tranche A Notes pursuant to the provisions of paragraph 3 or repurchase of any Tranche A Notes does not result in the prepayment of all of the Tranche A Notes, then prepayments required to be made pursuant to the provisions of paragraph (1)(a) with regard to the Tranche A Notes shall, after the occurrence of each such prepayment pursuant to paragraph (3) or repurchase, be reduced in the same proportion as the principal amount of Tranche A Notes outstanding immediately preceding such partial prepayment or repurchase has been reduced by such partial prepayment or repurchase to the end that the remaining prepayments required to be made pursuant to the provisions of paragraph (1)(a) on each of the Tranche A Notes remaining outstanding will result in the same proportionate rate of prepayment as if Tranche A Notes had not been prepaid pursuant to paragraph (3) or repurchased, as the case may be.

(2)          Upon compliance with paragraph (4) and in addition to the prepayments required by paragraph (1), the Obligors shall have the right to prepay the outstanding Tranche A Notes, either (i) in whole at any time or (ii) in part on any Tranche A Interest Payment Date (but if in part then in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of the Tranche A Notes, or portion thereof to be prepaid, and accrued interest on the portion being prepaid to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five (5) Business Days prior to the date of such prepayment pursuant to this paragraph (2); provided, however, that the Obligors shall not prepay Tranche A Notes pursuant to this paragraph (2), unless they shall concurrently prepay a pro-rata principal amount of the 1995 Notes of each other tranche issued pursuant to the Note Agreement.

(3)(a)           In the event that the Obligors shall have advance notice of a Change of Control reasonably expected to occur no more than 120 days from the date of notice, then it shall provide written notice (a “Paragraph (3) Notice”) to all holders of the Tranche A Notes of such proposed Change of Control, which Paragraph (3) Notice shall include the information specified in paragraph (3)(c) and shall request the consent of the holders of the Tranche A Notes to such Change of Control.  Such consent of the holders of the Tranche A Notes shall not be unreasonably withheld as determined in the reasonable judgment of the holders of the Tranche A Notes.  Concurrently with the closing of the transaction which causes or constitutes a Change of Control, the Obligors will prepay all Tranche A Notes held by holders that have failed to consent

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in writing to the request contained in the Paragraph (3) Notice within 30 days after receipt of such Paragraph (3) Notice, by payment of the principal amount thereof, plus accrued interest thereon to the date of prepayment together with a premium equal to the Make-Whole Amount with respect to the principal amount of the Tranche A Notes being prepaid determined as of five (5) Business Days prior to the date of such prepayment.  Not less than five Business Days prior to the date of the closing of the proposed transaction, the Obligors will furnish to each holder of Tranche A Notes which has failed to consent a written confirmation of the closing date.  Such prepayment option with respect to the particular proposed Change of Control described in the aforementioned Paragraph (3) Notice shall terminate in the event that such Change of Control does not occur within 120 days of the date of the Paragraph (3) Notice relating to such proposed Change of Control upon substantially the terms described in such Paragraph (3) Notice.  The Obligors shall give additional Paragraph (3) Notices and the holders of the Tranche A Notes shall have the rights of prepayment as contemplated herein in the event of any Change of Control which occurs after 120 days after the initial notice with respect to such proposed Change of Control or which is pursuant to terms substantially different than the terms applicable to the proposed Change of Control previously described in the related Paragraph (3) Notice.

(b)         In the event the Obligors shall not have advance notice of a Change of Control (as contemplated in paragraph (3)(a)) and a Change of Control shall occur and the Obligors have not provided the Paragraph (3) Notice pursuant to and in accordance with paragraph (3)(a), the Obligors will, within five Business Days after such Change of Control, give a Paragraph (3) Notice of such event to all holders of the Tranche A Notes pursuant to paragraph (3)(c) and shall request the consent of the holders of the Tranche A Notes to such Change of Control.  Such consent of the holders of the Tranche A Notes shall not be unreasonably withheld as determined in the reasonable judgment of the holders of the Tranche A Notes.  The Obligors will prepay on the closing date designated in the Paragraph (3) Notice given pursuant to this Paragraph (3)(b), all Tranche A Notes held by all holders that have failed to consent in writing to the request contained in the Paragraph (3) Notice at least five Business Days prior to the date specified for prepayment, by payment of the principal amount thereof, plus accrued interest thereon to the date of prepayment together with a premium equal to the Make-Whole Amount with respect to the principal amount of the Tranche A Notes being prepaid determined as of five (5) Business Days prior to the date of such prepayment.

(c)         The Paragraph (3) Notice required to be given by the Obligors pursuant to and in accordance with the provisions of paragraph (3)(a) and (b) shall, in each case, be in writing and shall set forth, to the best knowledge and belief of the Obligors, (i) an offer to prepay all of the Tranche A Notes in accordance with paragraph 3(a) or 3(b) of this Note, as the case may be, (ii) a summary of the transaction or transactions causing or proposed to cause the Change of Control, (iii) the name and address of the Person or group of Persons acting in concert acquiring a majority of the votes for the election of a majority of the Board of Directors, (iv) such financial or other information as would be reasonably necessary for each holder to make an informed

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decision as to whether to require a prepayment of such holder’s Tranche A Notes, (v) the Make-Whole Amount if it were calculated as of the date of the Paragraph (3) Notice and (vi) in the case of any Paragraph (3) Notice pursuant to paragraph (3)(b), the date set for prepayment, if any, of the Tranche A Notes which date shall not be less than 30 days or more than 45 days after the date of such notice.

(d)         “Change of Control” shall mean any event which results in the legal or beneficial ownership of shares of Voting Stock of the Company granting the holder or holders thereof a majority of the votes for the election of a majority of the Board of Directors of the Company being owned by any Person or group of Persons acting in concert other than (i) Harry V. Quadracci, Harry R. Quadracci and Thomas A. Quadracci, their respective spouses and descendants, spouses of any such descendants, the executors, administrators, guardians or conservators of the estates of any of the foregoing Persons and trustees holding shares of Voting Stock of the Company for the benefit of any said Persons (the “Family Group”), or (ii) the Current Management Group or (iii) if and so long as the Family Group owns and holds not less than 10% of the Company’s Voting Stock, any employee stock ownership plan of the Company whose trustee or a majority of whose trustees are Harry V. Quadracci, Harry R. Quadracci and Thomas A. Quadracci, or any of them, which owns and holds legal and beneficial ownership of shares of Voting Stock of the Company granting the holder thereof a majority of the votes for the election of a majority of the Board of Directors of the Company.

As used herein, “Current Management Group” shall mean, as of the date of any determination thereof, a group consisting of one or more of Harry V. Quadracci, Harry R. Quadracci, Thomas A. Quadracci or the individuals then holding the following offices (collectively, “Senior Officers”):  President, Chief Executive Officer, Chairman of the Board of Directors, Vice President, Finishing Operations, Senior Vice President, Sales and Administration, Vice President, Distribution, Vice President, Finance, Vice President, Imaging Operations, Vice President, Production, Vice President, Computer Sciences, Vice President, Press Operations, Vice President, Manufacturing and Technology or at such time as such offices no longer exist, such offices which include substantially similar responsibilities; provided, however, that any such individual shall not be deemed to be a member of the Current Management Group unless such individual shall have a tenure as a Senior Officer of at least two (2) years and the Management Group, as a whole, shall have an average tenure as Senior Officers of at least five (5) years.

(4)          The Obligors will give written notice of any prepayment of the Tranche A Notes pursuant to paragraph (2) to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) the date fixed for such prepayment, which shall be a Business Day, (ii) the section of the Agreement or this Tranche A Note under which the prepayment is to be made, (iii) the principal amount of the holder’s Tranche A Notes to be prepaid on such date, (iv) in the case of a prepayment pursuant to

A-1-95

paragraph (2), that a premium may be payable, (v) in the case of a prepayment pursuant to paragraph (2), the date when such premium will be calculated, and (vi) the accrued interest applicable to the prepayment.  Such notice of prepayment shall also include a certification by an authorized financial officer certifying all facts which are conditions precedent to any such prepayment.  Notice of such prepayment having been so given, the aggregate principal amount of the Tranche A Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date.  Whether or not any premium is payable, a computation of the amount of any premium payable in connection with a prepayment pursuant to paragraph (2), shall be furnished to the holders of Tranche A Notes to be prepaid as soon as practicable after determination of such premium and, in all events, not less than three (3) Business Days prior to such prepayment.

(5)          All partial prepayments pursuant to paragraphs (1) or (2) shall be applied on all Tranche A Notes, ratably in accordance with the unpaid principal amounts thereof but only in units of $1,000 and to the extent that such ratable application shall not result in an even multiple of $1,000, adjustment may be made by the Obligors to the end that successive applications shall result in substantially ratable payments.

“Make-Whole Amount” shall mean at any time with respect to Tranche A Notes being prepaid or accelerated, if the Reinvestment Yield plus 0.50% at such time is lower than the rate of interest on the Tranche A Notes being prepaid or accelerated, the excess of (a) the present value of the remaining principal and interest payments to become due (exclusive of accrued interest on such Tranche A Notes through the date of prepayment or acceleration) on that portion of the Tranche A Notes to be prepaid or accelerated, taking into account, in the case of any partial prepayment of such Tranche A Notes pursuant to paragraph (2), the application of such prepayment required to be made pursuant to the first sentence of paragraph (1) to the scheduled prepayments and payments on such Tranche A Notes, all determined by discounting such prepayments and payments at a rate that is equal to the Reinvestment Yield plus 0.50% over (b) the aggregate principal amount of the Tranche A Notes then to be prepaid or accelerated.  If the Reinvestment Yield plus 0.50% at the time of such prepayment is equal to or higher than the stated rate of interest on the Tranche A Notes being prepaid, the Make-Whole Amount for such tranche shall be zero.

“Reinvestment Yield” shall be the weekly average of the yields published in the weekly statistical release designated H.15(519) of the Federal Reserve System under the caption “U.S. Government Securities-Treasury Constant Maturities” (the “Statistical Release”) or if the Statistical Release is not published, of such reasonably comparable index as may be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding 1995 Notes being prepaid, for the maturity corresponding to the remaining Weighted Average Life to Maturity of each tranche of Notes being prepaid as of the date of such acceleration or prepayment, as the case may be, rounded to the nearest month.  If no maturity exactly corresponds to such rounded

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Weighted Average Life to Maturity, the yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield shall be interpolated from such yield on a straight-line basis, rounding in each of such relevant periods to the nearest month.  For purposes of calculating the Reinvestment Yield, the most recent Statistical Release published prior to the date of determination of the premium to be paid hereunder shall be used.

“Weighted Average Life to Maturity” shall mean as at the time of the determination thereof the number of years obtained by dividing the Remaining Dollar-years of the tranche of Notes being prepaid by the aggregate amount of all remaining scheduled principal and interest payments (including the payments at final maturity) to be made on such tranche of Notes.  The term “Remaining Dollar-years” of each tranche of Notes means the product obtained by (1) multiplying (A) the amount of each of the remaining scheduled principal and interest payments (including the payments at final maturity), by (B) the number of years (calculated at the nearest one-twelfth) which will elapse between the date of determination of the Weighted Average Life to Maturity of each tranche of Notes and the date such required payment is due and (2) totaling all the products obtained in (1).

This Tranche A Note is registered on the books of the Obligors and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Tranche A Note or its attorney duly authorized in writing.  Payment of or on account of principal, premium, if any, and interest on this Tranche A Note shall be made only to or upon the order in writing of the registered holder.

THIS TRANCHE A NOTE AND SAID NOTE AGREEMENT ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF WISCONSIN.

QUAD/GRAPHICS, INC.

By
Its Vice President-Finance

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.
DUPLAINVILLE TRANSPORT, INC.
QUAD/CARE, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.

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THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
QUAD/WEST, INC.
QUAD/MED, INC.

By
Their

CHEMICAL RESEARCH/TECHNOLOGY CO.
By Quad/Graphics, Inc.
its General Partner

By
Its

and By Quad/Creative, Inc.
its General Partner

By
Its

THIS TRANCHE A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND CANNOT BE RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM.

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QUAD/GRAPHICS, INC.

QUAD/TECH, INC.

QUAD/TECH EUROPE, INC.

QUAD/CREATIVE, INC.

DUPLAINVILLE TRANSPORT, INC.

QUAD/CARE, INC.

QUAD/MARKETING, INC.

QUAD/PAK, INC.

THE QUAD TECHNOLOGY GROUP, INC.

SILVER SPRING REALTY, INC.

CHEMICAL RESEARCH/TECHNOLOGY CO.

QUAD/WEST, INC.

QUAD/MED, INC.

7.56% Senior Secured Note, Series 1995-1, Tranche B

Due September 1, 2015

No. BR-
,
$

QUAD/GRAPHICS, INC., a Wisconsin corporation (the “Company”), QUAD/TECH, INC., a Wisconsin corporation, QUAD/TECH EUROPE, INC., a Delaware corporation, QUAD/CREATIVE, INC., a Wisconsin corporation, DUPLAINVILLE TRANSPORT, INC., a Wisconsin corporation, QUAD/CARE, INC., a Wisconsin corporation, QUAD/MARKETING, INC., a Wisconsin corporation, QUAD/PAK, INC., a Wisconsin corporation, THE QUAD TECHNOLOGY GROUP, INC., a Wisconsin corporation, SILVER SPRING REALTY, INC., a Wisconsin corporation, CHEMICAL RESEARCH/TECHNOLOGY CO., a Wisconsin corporation, QUAD/WEST, INC., a Delaware corporation, and QUAD/MED, INC., a Wisconsin corporation (each, including the Company and each other entity which becomes an Obligor (as defined in the Note Agreement) from time to time, an “Obligor” and collectively, the “Obligors”), for value received, hereby promise, jointly and severally, to pay to or registered assigns,

on the first day of September, 2015

the principal amount of

DOLLARS ($               )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.56% per annum

EXHIBIT A-2

(to Note Agreement)

from the date hereof until maturity, payable semiannually on the first day of each March and September in each year commencing March 1, 1996, and at maturity (the “Tranche B Interest Payment Dates”).  The Obligors agree to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.56% per annum after maturity, whether by acceleration or otherwise, until paid.  Both the principal hereof and interest hereon are payable at the principal office of the Company in Pewaukee, Wisconsin in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

This Tranche B Note is one of the 7.56% Senior Secured Notes, Series 1995-1, Tranche B of the Obligors in the aggregate principal amount of $48,500,000 (the “Tranche B Notes”) issued or to be issued along with the $43,000,000 aggregate principal amount of the 7.14% Senior Secured Notes, Series 1995-1, Tranche A due September 1, 2010 and $30,000,000 aggregate principal amount of the 8.00% Senior Secured Notes, Series 1995-1, Tranche C due September 1, 2020 under and pursuant to the terms and provisions of the Note Agreement dated as of September 1, 1995 (the “Note Agreement”), entered into by the Obligors with the original purchasers therein referred to and the Security Agreement dated as of September 1, 1995 (the “Security Agreement”) and the Mortgage and Security Agreements each dated as of September 1, 1995 (the “Mortgages”) from the Company to the Security Trustee.  This Tranche B Note and the holder hereof are entitled equally and ratably with the holders of all other Notes (as defined in the Note Agreement) of all series outstanding from time to time under the Note Agreement, the Security Agreement and the Mortgages to all the benefits and security provided for thereby or referred to therein to which Note Agreement, Security Agreement and Mortgages reference is hereby made for the statement thereof.  Reference is hereby made to the Security Agreement and the Mortgages for a description of the property thereby granted, conveyed, assigned, affected and hypothecated, the nature and extent of the security for the Notes, and rights of the holders of the Notes, the Security Trustee and the Company in respect of such security and otherwise.

This Tranche B Note and the other 1995 Notes (as defined in the Note Agreement) outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided herein and in the Note Agreement.

The Tranche B Notes are not subject to prepayment or redemption at the option of the Obligors prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth below.

(1)(a) The Obligors jointly and severally agree that on the first day of September in each year, commencing September 1, 2006 and ending September 1, 2014 both inclusive, they will

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prepay and apply and there shall become due and payable the sum of $4,850,000 on the principal indebtedness evidenced by the Tranche B Notes.  No premium shall be payable in connection with any required prepayment made pursuant to this paragraph (1)(a).  The entire unpaid principal amount of the Tranche B Notes shall become due and payable on September 1, 2015.

(b) Any payment of less than all of the Tranche B Notes pursuant to the provisions of paragraph 2 shall be applied first against the payment of principal at final maturity and then against the prepayments required by paragraph (1)(a) with regard to Tranche B Notes in the inverse order thereof.  To the extent that any prepayment of any Tranche B Notes pursuant to the provisions of paragraph 3 or repurchase of any Tranche B Notes does not result in the prepayment of all of the Tranche B Notes, then prepayments required to be made pursuant to the provisions of paragraph (1)(a) with regard to the Tranche B Notes shall, after the occurrence of each such prepayment pursuant to paragraph (3) or repurchase, be reduced in the same proportion as the principal amount of Tranche B Notes outstanding immediately preceding such partial prepayment or repurchase has been reduced by such partial prepayment or repurchase to the end that the remaining prepayments required to be made pursuant to the provisions of paragraph (1)(a) on each of the Tranche B Notes remaining outstanding will result in the same proportionate rate of prepayment as if Tranche B Notes had not been prepaid pursuant to paragraph (3) or repurchased, as the case may be.

(2) Upon compliance with paragraph (4) and in addition to the prepayments required by paragraph (1), the Obligors shall have the right to prepay the outstanding Tranche B Notes, either (i) in whole at any time or (ii) in part on any Tranche B Interest Payment Date (but if in part then in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of the Tranche B Notes, or portion thereof to be prepaid, and accrued interest on the portion being prepaid to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five (5) Business Days prior to the date of such prepayment pursuant to this paragraph (2); provided, however, that the Obligors shall not prepay Tranche B Notes pursuant to this paragraph (2), unless they shall concurrently prepay a pro-rata principal amount of the 1995 Notes of each other tranche issued pursuant to the Note Agreement.

(3)(a) In the event that the Obligors shall have advance notice of a Change of Control reasonably expected to occur no more than 120 days from the date of notice, then it shall provide written notice (a “Paragraph (3) Notice”) to all holders of the Tranche B Notes of such proposed Change of Control, which Paragraph (3) Notice shall include the information specified in Paragraph (3)(c) and shall request the consent of the holders of the Tranche B Notes to such change of Control.  Such consent of the holders of the Tranche B Notes shall not be unreasonably withheld as determined in the reasonable judgment of the holders of the Tranche B Notes.  Concurrently with the closing of the transaction which causes or constitutes a Change of Control, the Obligors will prepay all Tranche B Notes held by holders that have failed to consent in

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writing to the request contained in the Paragraph (3) Notice within 30 days after receipt of such Paragraph (3) Notice, by payment of the principal amount thereof, plus accrued interest thereon to the date of prepayment together with a premium equal to the Make-Whole Amount with respect to the principal amount of the Tranche B Notes being prepaid determined as of five (5) Business Days prior to the date of such prepayment.  Not less than five Business Days prior to the date of the closing of the proposed transaction, the Obligors will furnish to each holder of Tranche B Notes which has failed to consent a written confirmation of the closing date.  Such prepayment option with respect to the particular proposed Change of Control described in the aforementioned Paragraph (3) Notice shall terminate in the event that such Change of Control does not occur within 120 days of the date of the Paragraph (3) Notice relating to such proposed Change of Control upon substantially the terms described in such Paragraph (3) Notice.  The Obligors shall give additional Paragraph (3) Notices and the holders of the Tranche B Notes shall have the rights of prepayment as contemplated herein in the event of any Change of Control which occurs after 120 days after the initial notice with respect to such proposed Change of Control or which is pursuant to terms substantially different than the terms applicable to the proposed Change of Control previously described in the related Paragraph (3) Notice.

(b) In the event the Obligors shall not have advance notice of a Change of Control (as contemplated in paragraph (3)(a)) and a Change of Control shall occur and the Obligors have not provided the Paragraph (3) Notice pursuant to and in accordance with Paragraph (3)(a), the Obligors will, within five Business Days after such Change of Control, give a Paragraph (3) Notice of such event to all holders of the Tranche B Notes pursuant to paragraph (3)(c) and shall request the consent of the holders of the Tranche B Notes to such change of Control.  Such consent of the holders of the Tranche B Notes shall not be unreasonably withheld as determined in the reasonable judgment of the holders of the Tranche B Notes.  The Obligors will prepay on the closing date designated in the Paragraph (3) Notice given pursuant to this paragraph (3)(b), all Tranche B Notes held by all holders that have failed to consent in writing to the request contained in the Paragraph (3) Notice at least five Business Days prior to the date specified for prepayment, by payment of the principal amount thereof, plus accrued interest thereon to the date of prepayment together with a premium equal to the Make-Whole Amount with respect to the principal amount of the Tranche B Notes being prepaid determined as of five (5) Business Days prior to the date of such prepayment.

(c) The Paragraph (3) Notice required to be given by the Obligors pursuant to and in accordance with the provisions of paragraph (3)(a) and (b) shall, in each case, be in writing and shall set forth, to the best knowledge and belief of the Obligors, (i) an offer to prepay all of the Tranche B Notes in accordance with paragraph 3(a) or 3(b) of this Note, as the case may be, (ii) a summary of the transaction or transactions causing or proposed to cause the Change of Control, (iii) the name and address of the Person or group of Persons acting in concert acquiring a majority of the votes for the election of a majority of the Board of Directors, (iv) such financial or other information as would be reasonably necessary for each holder to make an informed

A-2-102

decision as to whether to require a prepayment of such holder’s Tranche B Notes, (v) the Make-Whole Amount if it were calculated as of the date of the Paragraph (3) Notice and (vi) in the case of any Paragraph (3) Notice pursuant to paragraph (3)(b), the date set for prepayment, if any, of the Tranche B Notes which date shall not be less than 30 days or more than 45 days after the date of such notice.

(d) “Change of Control” shall mean any event which results in the legal or beneficial ownership of shares of Voting Stock of the Company granting the holder or holders thereof a majority of the votes for the election of a majority of the Board of Directors of the Company being owned by any Person or group of Persons acting in concert other than (i) Harry V. Quadracci, Harry R. Quadracci and Thomas A. Quadracci, their respective spouses and descendants, spouses of any such descendants, the executors, administrators, guardians or conservators of the estates of any of the foregoing Persons and trustees holding shares of Voting Stock of the Company for the benefit of any said Persons (the “Family Group”), or (ii) the Current Management Group or (iii) if and so long as the Family Group owns and holds not less than 10% of the Company’s Voting Stock, any employee stock ownership plan of the Company whose trustee or a majority of whose trustees are Harry V. Quadracci, Harry R. Quadracci and Thomas A. Quadracci, or any of them, which owns and holds legal and beneficial ownership of shares of Voting Stock of the Company granting the holder thereof a majority of the votes for the election of a majority of the Board of Directors of the Company.

As used herein, “Current Management Group” shall mean, as of the date of any determination thereof, a group consisting of one or more of Harry V. Quadracci, Harry R. Quadracci, Thomas A. Quadracci or the individuals then holding the following offices (collectively, “Senior Officers”):  President, Chief Executive Officer, Chairman of the Board of Directors, Vice President, Finishing Operations, Senior Vice President, Sales and Administration, Vice President, Distribution, Vice President, Finance, Vice President, Imaging Operations, Vice President, Production, Vice President, Computer Sciences, Vice President, Press Operations, Vice President, Manufacturing and Technology or at such time as such offices no longer exist, such offices which include substantially similar responsibilities; provided, however, that any such individual shall not be deemed to be a member of the Current Management Group unless such individual shall have a tenure as a Senior Officer of at least two (2) years and the Management Group, as a whole, shall have an average tenure as Senior Officers of at least five (5) years.

(4) The Obligors will give written notice of any prepayment of the Tranche B Notes pursuant to paragraph (2) to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) the date fixed for such prepayment, which shall be a Business Day, (ii) the section of the Agreement or this Tranche B Note under which the prepayment is to be made, (iii) the principal amount of the holder’s Tranche B Notes to be prepaid on such date, (iv) in the case of a prepayment pursuant to

A-2-103

paragraph (2), that a premium may be payable, (v) in the case of a prepayment pursuant to paragraph (2), the date when such premium will be calculated, and (vi) the accrued interest applicable to the prepayment.  Such notice of prepayment shall also include a certification by an authorized financial officer certifying all facts which are conditions precedent to any such prepayment.  Notice of such prepayment having been so given, the aggregate principal amount of the Tranche B Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date.  Whether or not any premium is payable, a computation of the amount of any premium payable in connection with a prepayment pursuant to paragraph (2), shall be furnished to the holders of Tranche B Notes to be prepaid as soon as practicable after determination of such premium and, in all events, not less than three (3) Business Days prior to such prepayment.

(5) All partial prepayments pursuant to paragraphs (1) or (2) shall be applied on all outstanding Tranche B Notes ratably in accordance with the unpaid principal amounts thereof but only in units of $1,000 and to the extent that such ratable application shall not result in an even multiple of $1,000, adjustment may be made by the Obligors to the end that successive applications shall result in substantially ratable payments.

“Make-Whole Amount” shall mean at any time with respect to Tranche B Notes being prepaid or accelerated, if the Reinvestment Yield plus 0.50% at such time is lower than the rate of interest on the Tranche B Notes being prepaid or accelerated, the excess of (a) the present value of the remaining principal and interest payments to become due (exclusive of accrued interest on such Tranche B Notes through the date of prepayment or acceleration) on that portion of the Tranche B Notes to be prepaid or accelerated, taking into account, in the case of any partial prepayment of such Tranche B Notes pursuant to paragraph (2), the application of such prepayment required to be made pursuant to the first sentence of paragraph (1) to the scheduled prepayments and payments on such Tranche B Notes, all determined by discounting such prepayments and payments at a rate that is equal to the Reinvestment Yield plus 0.50% over (b) the aggregate principal amount of the Tranche B Notes then to be prepaid or accelerated.  If the Reinvestment Yield plus 0.50% at the time of such prepayment or acceleration is equal to or higher than the stated rate of interest on the Tranche B Notes being prepaid, the Make-Whole Amount for such tranche shall be zero.

“Reinvestment Yield” shall be the weekly average of the yields published in the weekly statistical release designated H.15(519) of the Federal Reserve System under the caption “U.S. Government Securities-Treasury Constant Maturities” (the “Statistical Release”) or if the Statistical Release is not published, of such reasonably comparable index as may be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding 1995 Notes being prepaid, for the maturity corresponding to the remaining Weighted Average Life to Maturity of each tranche of Notes being prepaid as of the date of such acceleration or prepayment, as the case may be, rounded to the nearest month.  If no maturity exactly corresponds to such rounded

A-2-104

Weighted Average Life to Maturity, the yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield shall be interpolated from such yield on a straight-line basis, rounding in each of such relevant periods to the nearest month.  For purposes of calculating the Reinvestment Yield, the most recent Statistical Release published prior to the date of determination of the premium to be paid hereunder shall be used.

“Weighted Average Life to Maturity” shall mean as at the time of the determination thereof the number of years obtained by dividing the Remaining Dollar-years of the tranche of Notes being prepaid by the aggregate amount of all remaining scheduled principal and interest payments (including the payments at final maturity) to be made on such tranche of Notes.  The term “Remaining Dollar-years” of each tranche of Notes means the product obtained by (1) multiplying (A) the amount of each of the remaining scheduled principal and interest payments (including the payments at final maturity), by (B) the number of years (calculated at the nearest one-twelfth) which will elapse between the date of determination of the Weighted Average Life to Maturity of each tranche of Notes and the date such required payment is due and (2) totaling all the products obtained in (1).

This Tranche B Note is registered on the books of the Obligors and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Tranche B Note or its attorney duly authorized in writing.  Payment of or on account of principal, premium, if any, and interest on this Tranche B Note shall be made only to or upon the order in writing of the registered holder.

THIS TRANCHE B NOTE AND SAID NOTE AGREEMENT ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF WISCONSIN.

QUAD/GRAPHICS, INC.

By
Its Vice President-Finance

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.
DUPLAINVILLE TRANSPORT, INC.
QUAD/CARE, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.

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THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
QUAD/WEST, INC.
QUAD/MED, INC.

By
Their

CHEMICAL RESEARCH/TECHNOLOGY CO.
By Quad/Graphics, Inc.
its General Partner

By
Its

and By Quad/Creative, Inc.
its General Partner

By
Its

THIS TRANCHE B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND CANNOT BE RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM.

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QUAD/GRAPHICS, INC.

QUAD/TECH, INC.

QUAD/TECH EUROPE, INC.

QUAD/CREATIVE, INC.

DUPLAINVILLE TRANSPORT, INC.

QUAD/CARE, INC.

QUAD/MARKETING, INC.

QUAD/PAK, INC.

THE QUAD TECHNOLOGY GROUP, INC.

SILVER SPRING REALTY, INC.

CHEMICAL RESEARCH/TECHNOLOGY CO.

QUAD/WEST, INC.

QUAD/MED, INC.

8.00% Senior Secured Note, Series 1995-1, Tranche C

Due September 1, 2020

No. CR-
,
$

QUAD/GRAPHICS, INC., a Wisconsin corporation (the “Company”), QUAD/TECH, INC., a Wisconsin corporation, QUAD/TECH EUROPE, INC., a Delaware corporation, QUAD/CREATIVE, INC., a Wisconsin corporation, DUPLAINVILLE TRANSPORT, INC., a Wisconsin corporation, QUAD/CARE, INC., a Wisconsin corporation, QUAD/MARKETING, INC., a Wisconsin corporation, QUAD/PAK, INC., a Wisconsin corporation, THE QUAD TECHNOLOGY GROUP, INC., a Wisconsin corporation, SILVER SPRING REALTY, INC., a Wisconsin corporation, CHEMICAL RESEARCH/TECHNOLOGY CO., a Wisconsin corporation, QUAD/WEST, INC., a Delaware corporation, and QUAD/MED, INC., a Wisconsin corporation (each, including the Company, and each other entity which becomes an Obligor (as defined in the Note Agreement) from time to time an “Obligor” and collectively, the “Obligors”) for value received, hereby promises, jointly and severally to pay to or registered assigns,

on the first day of September, 2020

the principal amount of

DOLLARS ($               )

EXHIBIT A-3

(to Note Agreement)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8.00% per annum from the date hereof until maturity, payable semiannually on the first day of each March and September in each year commencing March 1, 1996, and at maturity (the “Tranche C Interest Payment Dates”).  The Obligors agree to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 10.00% per annum after maturity, whether by acceleration or otherwise, until paid.  Both the principal hereof and interest hereon are payable at the principal office of the Company in Pewaukee, Wisconsin in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

This Tranche C Note is one of the 8.00% Senior Secured Notes, Series 1995-1, Tranche C of the Obligors in the aggregate principal amount of $30,000,000 (the “Tranche C Notes”) issued or to be issued along with the $43,000,000 aggregate principal amount of the 7.14% Senior Secured Notes, Series 1995-1, Tranche A due September 1, 2010 and $48,500,000 aggregate principal amount of the 7.56% Senior Secured Notes, Series 1995-1, Tranche B due September 1, 2015 under and pursuant to the terms and provisions of the Note Agreement dated as of September 1, 1995 (the “Note Agreement”), entered into by the Obligors with the original purchasers therein referred to and the Security Agreement dated as of September 1, 1995 (the “Security Agreement”) and the Mortgage and Security Agreements each dated as of September 1, 1995 (the “Mortgages”) from the Company to the Security Trustee.  This Tranche C Note and the holder hereof are entitled equally and ratably with the holders of all other Notes (as defined in the Note Agreement) of all series outstanding from time to time under the Note Agreement, the Security Agreement and the Mortgages to all the benefits and security provided for thereby or referred to therein to which Note Agreement, Security Agreement and Mortgages reference is hereby made for the statement thereof.  Reference is hereby made to the Security Agreement and the Mortgages for a description of the property thereby granted, conveyed, assigned, affected and hypothecated, the nature and extent of the security for the Notes, and rights of the holders of the Notes, the Security Trustee and the Company in respect of such security and otherwise.

This Tranche C Note and the other 1995 Notes (as defined in the Note Agreement) outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided herein and in the Note Agreement.

The Tranche C Notes are not subject to prepayment or redemption at the option of the Obligors prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth below.

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(1)(a) The Obligors jointly and severally agree that on the first day of September in each year, commencing September 1, 2007 and ending September 1, 2019 both inclusive, they will prepay and apply and there shall become due and payable the amount set forth opposite such date on Schedule A hereto on the principal indebtedness evidenced by the Tranche C Notes.  No premium shall be payable in connection with any required prepayment made pursuant to this paragraph (1)(a).  The entire unpaid principal amount of the Tranche C Notes shall become due and payable on September 1, 2020.

(b) Any payment of less than all of the Tranche C Notes pursuant to the provisions of paragraph 2 shall be applied first against the payment of principal at final maturity and then against the prepayments required by paragraph (1)(a) with regard to Tranche C Notes in the inverse order thereof.  To the extent that any prepayment of any Tranche C Notes pursuant to the provisions of paragraph 3 or repurchase of any Tranche C Notes does not result in the prepayment of all of the Tranche C Notes, then prepayments required to be made pursuant to the provisions of paragraph (1)(a) with regard to such series of Tranche C Notes shall, after the occurrence of each such prepayment pursuant to paragraph (3) or repurchase, be reduced in the same proportion as the principal amount of Tranche C Notes outstanding immediately preceding such partial prepayment or repurchase has been reduced by such partial prepayment or repurchase to the end that the remaining prepayments required to be made pursuant to the provisions of paragraph (1)(a) on each of the Tranche C Notes remaining outstanding will result in the same proportionate rate of prepayment as if Tranche C Notes of such series had not been prepaid pursuant to paragraph (3) or repurchased, as the case may be.

(2) Upon compliance with paragraph (4) and in addition to the prepayments required by paragraph (1), the Obligors shall have the right to prepay the outstanding Tranche C Notes, either (i) in whole at any time or (ii) in part on any Tranche C Interest Payment Date (but if in part then in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of the Tranche C Notes, or portion thereof to be prepaid, and accrued interest on the portion being prepaid to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five (5) Business Days prior to the date of such prepayment pursuant to this paragraph (2); provided, however, that the Obligors shall not prepay Tranche C Notes pursuant to this paragraph (2), unless it shall concurrently prepay a pro-rata principal amount of the 1995 Notes of each other tranche issued pursuant to the Note Agreement.

(3)(a) In the event that the Obligors shall have advance notice of a Change of Control reasonably expected to occur no more than 120 days from the date of notice, then it shall provide written notice (a “Paragraph (3) Notice”) to all holders of the Tranche C Notes of such proposed Change of Control, which Paragraph (3) Notice shall include the information specified in paragraph (3)(c) and shall request the consent of the holders of the Tranche C Notes to such Change of Control.  Such consent of the holders of the Tranche C Notes shall not be

A-3-109

unreasonably withheld as determined in the reasonable judgment of the holders of the Tranche C Notes.  Concurrently with the closing of the transaction which causes or constitutes a Change of Control, the Obligors will prepay all Tranche C Notes held by holders that have failed to consent in writing to the request contained in the Paragraph (3) Notice within 30 days after receipt of such Paragraph (3) Notice, by payment of the principal amount thereof, plus accrued interest thereon to the date of prepayment together with a premium equal to the Make-Whole Amount with respect to the principal amount of the Tranche C Notes being prepaid determined as of five (5) Business Days prior to the date of such prepayment.  Not less than five Business Days prior to the date of the closing of the proposed transaction, the Obligors will furnish to each holder of Tranche C Notes which has failed to consent, a written confirmation of the closing date.  Such prepayment option with respect to the particular proposed Change of Control described in the aforementioned Paragraph (3) Notice shall terminate in the event that such Change of Control does not occur within 120 days of the date of the Paragraph (3) Notice relating to such proposed Change of Control upon substantially the terms described in such Paragraph (3) Notice.  The Obligors shall give additional Paragraph (3) Notices and the holders of the Tranche C Notes shall have the rights of prepayment as contemplated herein in the event of any Change of Control which occurs after 120 days after the initial notice with respect to such proposed Change of Control or which is pursuant to terms substantially different than the terms applicable to the proposed Change of Control previously described in the related Paragraph (3) Notice.

(b) In the event the Obligors shall not have advance notice of a Change of Control (as contemplated in paragraph (3)(a)) and a Change of Control shall occur and the Obligors have not provided the Paragraph (3) Notice pursuant to and in accordance with paragraph (3)(a), the Obligors will, within five Business Days after such Change of Control, give a Paragraph (3) Notice of such event to all holders of the Tranche C Notes pursuant to paragraph (3)(c) and shall request the consent of the holders of the Tranche C Notes to such Change of Control.  Such consent of the holders of the Tranche C Notes shall not be unreasonably withheld as determined in the reasonable judgment of the holders of the Tranche C Notes.  The Obligors will prepay on the closing date designated in the Paragraph (3) Notice given pursuant to this paragraph (3)(b), all Tranche C Notes held by all holders that have failed to consent in writing to the request contained in the Paragraph (3) Notice at least five Business Days prior to the date specified for prepayment, by payment of the principal amount thereof, plus accrued interest thereon to the date of prepayment together with a premium equal to the Make-Whole Amount with respect to the principal amount of the Tranche C Notes being prepaid determined as of five (5) Business Days prior to the date of such prepayment.

(c) The Paragraph (3) Notice required to be given by the Obligors pursuant to and in accordance with the provisions of paragraph (3)(a) and (b) shall, in each case, be in writing and shall set forth, to the best knowledge and belief of the Obligors, (i) an offer to prepay all of the Tranche C Notes in accordance with paragraph 3(a) or 3(b) of this Note, as the case may be, (ii) a summary of the transaction or transactions causing or proposed to cause the Change of Control,

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(iii) the name and address of the Person or group of Persons acting in concert acquiring a majority of the votes for the election of a majority of the Board of Directors, (iv) such financial or other information as would be reasonably necessary for each holder to make an informed decision as to whether to require a prepayment of such holder’s Tranche C Notes, (v) the Make-Whole Amount if it were calculated as of the date of the Paragraph (3) Notice and (vi) in the case of any Paragraph (3) Notice pursuant to paragraph (3)(b), the date set for prepayment, if any, of the Tranche C Notes which date shall not be less than 30 days or more than 45 days after the date of such notice.

(d) “Change of Control” shall mean any event which results in the legal or beneficial ownership of shares of Voting Stock of the Company granting the holder or holders thereof a majority of the votes for the election of a majority of the Board of Directors of the Company being owned by any Person or group of Persons acting in concert other than (i) Harry V. Quadracci, Harry R. Quadracci and Thomas A. Quadracci, their respective spouses and descendants, spouses of any such descendants, the executors, administrators, guardians or conservators of the estates of any of the foregoing Persons and trustees holding shares of Voting Stock of the Company for the benefit of any said Persons (the “Family Group”), (ii) the Current Management Group or (iii) if and so long as the Family Group owns and holds not less than 10% of the Company’s Voting Stock, any employee stock ownership plan of the Company whose trustee or a majority of whose trustees are Harry V. Quadracci, Harry R. Quadracci and Thomas A. Quadracci, or any of them, which owns and holds legal and beneficial ownership of shares of Voting Stock of the Company granting the holder thereof a majority of the votes for the election of a majority of the Board of Directors of the Company.

As used herein, “Current Management Group” shall mean, as of the date of any determination thereof, a group consisting of one or more of Harry V. Quadracci, Harry R. Quadracci, Thomas A. Quadracci or the individuals then holding the following offices (collectively, “Senior Officers”): President, Chief Executive Officer, Chairman of the Board of Directors, Vice President, Finishing Operations, Senior Vice President, Sales and Administration, Vice President, Distribution, Vice President, Finance, Vice President, Imaging Operations, Vice President, Production, Vice President, Computer Sciences, Vice President, Press Operations, Vice President, Manufacturing and Technology or at such time as such officers no longer exist, such offices which include substantially similar responsibilities; provided, however, that any such individual shall not be deemed to be a member of the Current Management Group unless such individual shall have a tenure as a Senior Officer of at least two (2) years and the Management Group, as a whole, shall have an average tenure as Senior Officers of at least five (5) years.

(4) The Obligors will give written notice of any prepayment of the Tranche C Notes pursuant to paragraph (2) to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) the date fixed for such

A-3-111

prepayment, which shall be a Business Day, (ii) the section of the Agreement or this Tranche C Note under which the prepayment is to be made, (iii) the principal amount of the holder’s Tranche C Notes to be prepaid on such date, (iv) in the case of a prepayment pursuant to paragraph (2), that a premium may be payable, (v) in the case of a prepayment pursuant to paragraph (2), the date when such premium will be calculated, and (vi) the accrued interest applicable to the prepayment.  Such notice of prepayment shall also include a certification by an authorized financial officer certifying all facts which are conditions precedent to any such prepayment.  Notice of such prepayment having been so given, the aggregate principal amount of the Tranche C Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date.  Whether or not any premium is payable, a computation of the amount of any premium payable in connection with a prepayment pursuant to paragraph (2), shall be furnished to the holders of Tranche C Notes to be prepaid as soon as practicable after determination of such premium and, in all events, not less than three (3) Business Days prior to such prepayment.

(5) All partial prepayments pursuant to paragraphs (1) or (2) shall be applied on all outstanding Tranche C Notes ratably in accordance with the unpaid principal amounts thereof but only in units of $1,000 and to the extent that such ratable application shall not result in an even multiple of $1,000, adjustment may be made by the Obligors to the end that successive applications shall result in substantially ratable payments.

“Make-Whole Amount” shall mean at any time with respect to Tranche C Notes being prepaid or accelerated, if the Reinvestment Yield plus 0.50% at such time is lower than the rate of interest on the Tranche C Notes being prepaid or accelerated, the excess of (a) the present value of the remaining principal and interest payments to become due (exclusive of accrued interest on such Tranche C Notes through the date of prepayment or acceleration) on that portion of the Tranche C Notes to be prepaid or accelerated, taking into account, in the case of any partial prepayment of such Tranche C Notes pursuant to paragraph (2), the application of such prepayment required to be made pursuant to the first sentence of paragraph (1) to the scheduled prepayments and payments on such Tranche C Notes, all determined by discounting such prepayments and payments at a rate that is equal to the Reinvestment Yield plus 0.50% over (b) the aggregate principal amount of the Tranche C Notes then to be prepaid or accelerated.  If the Reinvestment Yield plus 0.50% at the time of such prepayment or acceleration is equal to or higher than the stated rate of interest on the Tranche C Notes being prepaid, the Make-Whole Amount for such tranche shall be zero.

“Reinvestment Yield” shall be the weekly average of the yields published in the weekly statistical release designated H.15(519) of the Federal Reserve System under the caption “U.S. Government Securities-Treasury Constant Maturities” (the “Statistical Release”) or if the Statistical Release is not published, of such reasonably comparable index as may be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding 1995 Notes being

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prepaid, for the maturity corresponding to the remaining Weighted Average Life to Maturity of each tranche of Notes being prepaid as of the date of such acceleration or prepayment, as the case may be, rounded to the nearest month.  If no maturity exactly corresponds to such rounded Weighted Average Life to Maturity, the yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield shall be interpolated from such yield on a straight-line basis, rounding in each of such relevant periods to the nearest month.  For purposes of calculating the Reinvestment Yield, the most recent Statistical Release published prior to the date of determination of the premium to be paid hereunder shall be used.

“Weighted Average Life to Maturity” shall mean as at the time of the determination thereof the number of years obtained by dividing the Remaining Dollar-years of the tranche of Notes being prepaid by the aggregate amount of all remaining scheduled principal and interest payments (including the payments at final maturity) to be made on such tranche of Notes.  The term “Remaining Dollar-years” of each tranche of Notes means the product obtained by (1) multiplying (A) the amount of each of the remaining scheduled principal and interest payments (including the payments at final maturity), by (B) the number of years (calculated at the nearest one-twelfth) which will elapse between the date of determination of the Weighted Average Life to Maturity of each tranche of Notes and the date such required payment is due and (2) totaling all the products obtained in (1).

This Tranche C Note is registered on the books of the Obligors and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Tranche C Note or its attorney duly authorized in writing.  Payment of or on account of principal, premium, if any, and interest on this Tranche C Note shall be made only to or upon the order in writing of the registered holder.

THIS TRANCHE C NOTE AND SAID NOTE AGREEMENT ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF WISCONSIN.

QUAD/GRAPHICS, INC.

By
Its Vice President-Finance

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.

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DUPLAINVILLE TRANSPORT, INC.
QUAD/CARE, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.
THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
QUAD/WEST, INC.
QUAD/MED, INC.

By
Their

CHEMICAL RESEARCH/TECHNOLOGY CO.
By Quad/Graphics, Inc.
its General Partner

By
Its

By Quad/Creative, Inc.
its General Partner

By
Its

THIS TRANCHE C NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND CANNOT BE RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM.

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SCHEDULE A

DATE	AMOUNT

September 1, 2007	1,000,000
September 1, 2008	1,000,000
September 1, 2009	1,000,000
September 1, 2010	1,000,000
September 1, 2011	2,143,857
September 1, 2012	2,143,857
September 1, 2013	2,143,857
September 1, 2014	2,143,857
September 1, 2015	2,143,857
September 1, 2016	2,143,857
September 1, 2017	3,284,214
September 1, 2018	3,284,214
September 1, 2019	3,284,214

QUAD/GRAPHICS, INC.

QUAD/TECH, INC.

QUAD/TECH EUROPE, INC.

QUAD/CREATIVE, INC.

DUPLAINVILLE TRANSPORT, INC.

QUAD/CARE, INC.

QUAD/MARKETING, INC.

QUAD/PAK, INC.

THE QUAD TECHNOLOGY GROUP, INC.

SILVER SPRING REALTY, INC.

CHEMICAL RESEARCH/TECHNOLOGY CO.

QUAD/WEST, INC.

QUAD/MED, INC.

CLOSING CERTIFICATE

To the Purchasers listed on Schedule I

to the Note Agreement

Gentlemen:

This certificate is delivered to the Purchasers in compliance with the requirements of the Note Agreement dated as of September 1, 1995, (the “Agreement”) entered into by the undersigned, Quad/Graphics, Inc., a Wisconsin Corporation (the “Company”), Quad/Tech, Inc., a Wisconsin corporation, Quad/Tech Europe, Inc., a Delaware corporation, Quad/Creative, Inc., a Wisconsin corporation, DuPlainville Transport, Inc., a Wisconsin corporation, Quad/Care, Inc., a Wisconsin corporation, Quad/Marketing, Inc., a Wisconsin corporation,  Quad/Pak, Inc., a Wisconsin corporation, The Quad Technology Group, Inc., a Wisconsin corporation, Silver Spring Realty, Inc., a Wisconsin corporation, Chemical Research/Technology Co., a Wisconsin corporation, Quad/West, Inc., a Delaware corporation, and Quad/Med, Inc., a Wisconsin corporation, (each, including the Company, an “Obligor” and collectively, the “Obligors”) with the Purchasers, and as an inducement to and as part of the consideration for each Purchaser’s purchase on this date of $43,000,000 aggregate principal amount of the 7.14% Senior Secured Notes, Series 1995-1, Tranche A due September 1, 2010 (the “Tranche A Notes”), $48,500,000 aggregate principal amount of the 7.56% Senior Secured Notes, Series 1995-1, Tranche B due September 1, 2015 (the “Tranche B Notes”) and $30,000,000 aggregate principal amount of the 8.00% Senior Secured Notes, Series 1995-1, Tranche C due September 1, 2020 (the “Tranche C Notes” and together with the Tranche A Notes and Tranche B Notes, the “Notes”) of the Obligors pursuant to the Agreement among the Obligors and the Purchasers, and pursuant to the Security Agreement dated as of September 1, 1995 (the “Security Agreement”) from the

EXHIBIT C

(to Note Agreement)

Obligors to the Security Trustee.  The terms which are capitalized herein shall have the same meanings as in the Agreement.

The Obligors jointly and severally represent and warrant to each Purchaser as follows:

1. Subsidiaries.  Annex 1 attached hereto states the name of each of the Obligors’ Subsidiaries, its jurisdiction of incorporation, or formation in the case of a partnership, and the percentage of its Voting Stock, or ownership interest in the case of a partnership, owned by the each Obligor and its Subsidiaries.  Each Obligor and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each other Subsidiary, free and clear in each case of any lien.  All such shares have been duly issued and are fully paid and non-assessable (except in accordance with Wis. Stat. §180.0622).

2. Corporate Organization and Authority.  Each Obligor

(a) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, or formation in the case of a partnership;

(b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted except where the failure to be so licensed or qualified would not materially and adversely affect the condition (financial or otherwise) or operations of any Obligor or of the Obligors taken as a whole; and

(c) is duly licensed or qualified and is in good standing as a foreign corporation or partnership or equivalent thereof in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not materially and adversely affect the condition (financial or otherwise) or operations of any Obligor or of the Obligors taken as a whole.

3. Business and Property.  Each Purchaser has heretofore been furnished with a copy of the private placement memorandum dated June, 1995 (the “Memorandum”) prepared by SPP Hambro & Co. and NBD Bank which generally sets forth the business conducted and proposed to be conducted by the Obligors and their Subsidiaries and the principal properties of the Obligors and their Subsidiaries.

4. Financial Statements.  (a)  The consolidated balance sheets of the Obligors as of December 31 in each of the years 1990 to 1994 both inclusive, and the statements of consolidated income and retained earnings and cash flows for the fiscal years ended December 31, 1990 through 1994 accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Obligors and otherwise without qualification except as therein noted, by Arthur Andersen & Co., have been delivered to each Purchaser and have been prepared in accordance with generally accepted accounting principles consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Obligors as of such dates and the results of their operations and changes in their financial position for such periods.  The unaudited consolidated balance sheets of the Obligors as of June 30, 1995, and the unaudited statements of income and cash flows for the six-month period ended on said date prepared by the Obligors have been prepared in accordance with generally accepted accounting principles consistently applied, are correct and complete and present fairly the financial position of the Obligors as of said date and the results of their operations and their cash flows for such period except for matters included in footnotes in accordance with generally accepted accounting principles and except for year end adjustments.

(b) Since December 31, 1994, there has been no change in the condition, financial or otherwise, of the Obligors as shown on the consolidated balance sheet as of such date (except changes in the ordinary course of business), none of which individually or in the aggregate materially affects adversely nor, so far as the Obligors can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of any Obligor or the Obligors, taken as a whole.

5. Indebtedness.  Annex 2 attached hereto correctly describes all Indebtedness of the Obligors outstanding on September 1, 1995.

6. Full Disclosure.  The financial statements referred to in paragraph 4 do not, nor does the Memorandum or any other written statement furnished by any Obligor to each Purchaser in connection with the negotiation of the sale of the 1995 Notes (including the Memorandum), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.  There is no fact peculiar to any Obligor or any of their Subsidiaries which the Obligors have not disclosed to each Purchaser in writing which materially affects adversely nor, so far as the Obligors can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of any Obligor or the Obligors, taken as a whole.

7. Pending Litigation.  There are no proceedings pending or, to the knowledge of any Obligor threatened, against or affecting any Obligor in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of any Obligor or the Obligors, taken as a whole.  No Obligor is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

8. Title to Properties.  Each Obligor has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property and has good title to all the other property it purports to own, including that reflected in the most recent audited balance sheet referred to in paragraph 4, except as sold or otherwise disposed of in the ordinary course of business and except for liens disclosed in the financial statements or the notes to the financial statements referred to in paragraph 4 hereof or otherwise permitted by the Security Agreement or the Mortgages.

9. Patents and Trademarks.  Each Obligor owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary, in all material respects, for the present and planned future conduct of its business, without any known conflict with the rights of others.

10. Sale Is Legal and Authorized.  The sale of the 1995 Notes and compliance by each Obligor with all of the provisions of the Financing Documents —

(a) are within the corporate powers of each Obligor and have been duly authorized by proper corporate action on the part of each Obligor;

(b) assuming the accuracy of the representation of the Purchasers contained in §3.2 of the Agreement, will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles (or Certificate) of Incorporation or By-laws of any Obligor or any indenture or other agreement or instrument to which any Obligor is a party or by which any of them may be bound or result in the imposition of any liens or encumbrances on any property of any Obligor; and

(c) have been duly authorized by proper corporate action on the part of each Obligor (no action by the stockholders of any Obligor being required by law, by the Articles (or Certificate) of Incorporation or the By-laws of any Obligor or otherwise), executed and delivered by each Obligor and the Financing Documents constitute the legal, valid and binding obligations, contracts and agreements of each Obligor enforceable in accordance with their respective terms.

11. No Defaults.  No Default or Event of Default as defined in the Agreement has occurred and is continuing.  No Obligor is in default in the payment of principal or interest on any Material Indebtedness and no event of default exists under any Material Indebtedness.  To the best knowledge of the Obligors after reasonable inquiry, no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

12. Governmental Consent.  No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by each Obligor of the Financing Documents or compliance by each Obligor with any of the provisions of the Financing Documents.

13. Taxes.  All tax returns required to be filed by each Obligor or any other Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon each Obligor or any other Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid.  The Obligors do not know of any proposed additional tax assessment against it, or any other Subsidiary, for which adequate provision has not been made on its accounts.  The Federal income tax liability of each Obligor and each other Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1985 and no material controversy in respect of additional income taxes due since said date is pending or to the knowledge of any Obligor threatened.  The provisions for taxes on the books of each Obligor and each other Subsidiary are adequate for all open years, and for its current fiscal period.

14. Use of Proceeds.  The net proceeds from the sale of the 1995 Notes will be used to prepay Indebtedness under the Revolving Line and Line of Credit referenced in Annex 2 hereto in an aggregate principal amount of not less than $121,500,000.  None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of proceeds from the issuance of the 1995 Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.  Neither the Obligors nor any other Subsidiary owns or intends to carry or purchase any “margin stock” within the meaning of said Regulation G.  None of the proceeds from the sale of the 1995 Notes will be used to purchase, or refinance any borrowing, the proceeds of which were used to purchase any “security” within the meaning of the Securities Exchange Act of 1934, as amended.

15. Private Offering.  Neither the Obligors, directly or indirectly, nor any agent on their behalf has offered or will offer the 1995 Notes or any similar Security or has solicited or will solicit an offer to acquire the 1995 Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the 1995 Notes or any similar Security with any Person other than you and not more than 85 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment.

Neither the Obligors, directly or indirectly, nor any agent on their behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the 1995 Notes or any similar Security from any Person so as to bring the issuance and sale of the 1995 Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

16. Employee Retirement Income Security Act of 1974.  The consummation of the transactions provided for in the agreement and compliance by the Obligors with the provisions thereof and the 1995 Notes issued thereunder will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended.  No “employee pension benefit plans”, as defined in ERISA and subject to Title IV thereof (“Plans”), maintained by the any Obligor or any Person which is under common control with any Obligor within the meaning of Section 4001(b) of ERISA, nor any trusts created thereunder, have incurred any “accumulated funding deficiency” as defined in Section 302 of ERISA in excess of $250,000, nor does the present value of all benefits vested under all Plans exceed, as of January 1, 1994, the last annual valuation date for which figures are presently available, by more than $100,000 the value of the assets of the Plans allocable to such vested benefits.

17.          Compliance with Law.  Each Obligor and each Subsidiary (a) is not in violation of any laws, ordinances, franchises, governmental rules or regulations to which it is subject including, without limitation, any Environmental Legal Requirement; and (b) has not failed to obtain any licenses, permits, franchises, certificates of public convenience and necessity or other governmental authorizations necessary to the ownership of its property or to the conduct of its business; which violation or failure to obtain is reasonably likely to materially adversely affect the business, prospects, properties or condition (financial or otherwise) of any Obligor or the Obligors and their Subsidiaries, taken as a whole, or the ability of the Obligors to perform their obligations contained in the Financing Documents.

Neither the Obligors nor any other Subsidiary is the subject of a “Superfund” evaluation conducted by any governmental agency, and neither the Obligors nor any other Subsidiary has acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release of any hazardous substance into the environment with respect to its property.

The Obligors jointly and severally represent and warrant that neither the Obligors nor any other Subsidiary has given, or received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand from any governmental body that: (i) the Company or any Subsidiary has violated, or is about to violate, any Environment Legal Requirement; (ii) there has been a release, or there is a threat of release, of Hazardous Substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons) from the property, facilities, equipment or vehicles of the Obligors or any other Subsidiary; (iii) the Obligors or any other Subsidiary may be or is liable, in whole or in part, for the costs or cleaning up, remedying or responding to a release of Hazardous Substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons); (iv) any of the property or assets of the Obligors or any other Subsidiary are subject to a lien in favor of any governmental entity for any liability, costs or damages, under federal, state or local environmental law, rule or regulation arising from or costs incurred by such governmental entity in response to a release of a hazardous substance (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons).

The Obligors jointly and severally warrant and represent that the real property of each Obligor or any other Subsidiary and facilities thereon, including all personal property, are free from contamination, that there has not been thereon a release, discharge or emission, or threat of release, discharge or emission, of any Hazardous Substance, gas or liquid (including, without limitation, petroleum, its derivatives or by-products, or other hydrocarbons), or any other substance, gas or liquid, which is prohibited, controlled or regulated under applicable law, or which poses a threat or nuisance to safety, health or the environment, and that the property does not contain, or is not affected by: (i) asbestos, (ii) urea formaldehyde foam insulation, (iii) polychlorinated biphenyls (PCB’s), or landfills, land disposals or dumps.  The Company owns underground storage tanks containing petroleum or petroleum by-products.  The underground storage tanks are maintained in accordance with applicable law, rule and regulation.

The foregoing representations and warranties contained in this paragraph 17 are subject in all instances to matters that the Obligors jointly and severally represent and warrant will not, individually or in the aggregate, give rise to any liability, penalty or loss that will be materially adverse to any Obligor or to the Obligors and their Subsidiaries taken as a whole or to any liability, penalty or loss whatsoever to any Holder of 1995 Notes.

18. Title to Collateral.  The Company has good and marketable title to the Collateral (as defined in the Agreement) subject only to the lien of the Security Agreement or the Mortgages, as the case may be and to Permitted Encumbrances (as defined in the Security Agreement and the Mortgages, respectively).  The Company has employed the identifying number set forth in the first column (entitled “Number”) of the first page of Exhibit A to the Security Agreement to identify the respective item of Personal Property Collateral set opposite each such number (and for no other property of the Company) in connection with the granting of any lien or encumbrance prior to the date hereof on such item of Personal Property Collateral.

19. Personal Property.  The Personal Property Collateral constitutes personal property within the meaning of the laws of each jurisdiction in which Personal Property Collateral is located.

20. Use of Collateral.  The Personal Property Collateral is useful to, and is currently being used by, the Company in its ordinary course of business.

21. Status of Collateral.  None of the Collateral constitutes Restricted Property as defined in that certain Revolving Credit Agreement, dated as of August 3, 1994, by and among the Obligors and the banks parties thereto.

Dated: September       , 1995

QUAD/GRAPHICS, INC.

By
John C. Fowler
Vice President-Finance

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.
DUPLAINVILLE TRANSPORT, INC.
QUAD/CARE, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.
THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
QUAD/WEST, INC.
QUAD/MED, INC.

By
Their Treasurer

CHEMICAL RESEARCH/TECHNOLOGY CO.
By Quad/Graphics, Inc.
its General Partner

By
Its Vice President-Finance

and By Quad/Creative, Inc.
its General Partner

By
Its Treasurer

SUBSIDIARIES OF THE OBLIGORS

1.                                      RESTRICTED SUBSIDIARIES:

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION (OR FORMATION IN THE CASE OF A PARTNERSHIP)	PERCENTAGE OF VOTING STOCK (OR PERCENTAGE OWNERSHIP IN THE CASE OF A PARTNERSHIP) OWNED BY COMPANY AND EACH OTHER SUBSIDIARY

Quad/Tech, Inc.	Wisconsin	100% by Quad/Graphics, Inc.

Quad/Tech Europe, Inc.	Delaware	100% by Quad/Tech, Inc.

Quad/Creative, Inc.	Wisconsin	100% by Quad/Graphics, Inc.

DuPlainville Transport, Inc.	Wisconsin	100% by Quad/Graphics, Inc.

Quad/Care, Inc.	Wisconsin	100% by Quad/Graphics, Inc.

Quad/Marketing, Inc. (Inactive)	Wisconsin	100% by Quad/Graphics, Inc.

Quad/Pak, Inc.	Wisconsin	100% by Quad/Graphics, Inc.

The Quad Technology Group, Inc.	Wisconsin	100% by Quad/Graphics, Inc.

Silver Spring Realty, Inc.	Wisconsin	100% by Quad/Graphics, Inc.

Chemical Research/Technology Co.	Wisconsin	92.5% by Quad/Graphics, Inc.
7.5% by Quad/Creative, Inc.

Quad/West, Inc.	Delaware	100% by Quad/Graphics, Inc.

Quad/Med. Inc.	Wisconsin	100% by Quad/Graphics, Inc.

ANNEX 1

(to Exhibit C)

2.                                      SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING STOCK OWNED BY COMPANY AND EACH OTHER SUBSIDIARY

NONE

DESCRIPTION OF INDEBTEDNESS OF OBLIGORS

Principal Balances

as of September 1, 1995

	PRINCIPAL	TYPE OF	TYPE OF
LENDER	BALANCE	COLLATERAL	LOAN

Lomira IDB	1,000,000	Finishing Line	Term Loan

Sussex IDB	1,000,000	Finishing Line	Term Loan

MetLife	5,378,302	Press	Term Loan

Principal Mutual	55,000,000	Sussex, Pewaukee, Lomira, Wisconsin Plants	Term Loan

6/30/90 Senior Secured Notes	32,142,859	Press and Finishing Lines	Term Loan

7/30/92 Senior Secured Notes	35,700,000	Press and Finishing Lines	Term Loan

10/1/93 Senior Secured Notes	45,000,000	Press and Finishing Lines	Term Loan

First Bank	8,875,000	Saratoga Springs, New York Plant	Term Loan

City of West Allis	3,863,519	West Allis, Wisconsin Plant	Term Loan

Thomaston IDB	5,000,000	Thomaston, Georgia Plant and Finishing Line	Term Loan

Revolving Credit	138,000,000	Unsecured	Revolving Credit

Line of Credit	25,000,000	Unsecured	Revolving Credit

Commercial Paper	49,868,000	Unsecured	Commercial Paper

Industrial Bank of Japan	15,000,000	Unsecured	Bid Loan

Total	420,827,680

ANNEX 2

(to Exhibit C)

DESCRIPTION OF SPECIAL COUNSEL’S CLOSING OPINION

The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by §4.2 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form and substance to the Purchasers and shall be to the effect that:

(1) The Company is a corporation, validly existing under the laws of the State of Wisconsin, has the corporate power and the corporate authority to execute and deliver the Note Agreement and to issue the Notes;

(2) The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contracts of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law);

(3) The Notes being delivered on the date hereof have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law);

(4) The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by the Note Agreement does not, under existing law, require the registration of the Notes being delivered on the date hereof under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of Chapman and Cutler shall also state that the opinion of Foley & Lardner is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers and Chapman and Cutler are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchaser may reasonably request.  In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of status from, the Secretary of State of Wisconsin and the By-laws of the Company.

EXHIBIT D

(to Note Agreement)

With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.  With respect to the matters covered in paragraphs (1), (2) and (3), Chapman and Cutler may rely upon the opinion of Foley & Lardner and Debra Kraft, Esq. with respect to matters of Wisconsin law.  Chapman and Cutler shall not opine on matters of Georgia law.

D-131

DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE OBLIGORS

The closing opinion of Foley & Lardner, counsel for the Obligors, which is called for by §4.2 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

(1)          The Note Agreement and the other Financing Documents (except the Notes) have been duly authorized by all necessary corporate action on the part of each Obligor which is a party thereto, have been duly executed and delivered by each Obligor which is a party thereto and constitute the legal, valid and binding contracts of each Obligor which is a party thereto enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(2)          The Notes being delivered on the date hereof have been duly authorized by all necessary corporate action on the part of each Obligor which is a party thereto, have been duly executed and delivered by each Obligor which is a party thereto and constitute the legal, valid and binding obligations of each Obligor which is a party thereto enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and subject to applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(3)          The issuance and sale of the Notes being delivered on the date hereof and the execution, delivery and performance by each Obligor which is a party thereto of the Note Agreement and the other Financing Documents do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of any Obligor pursuant to the provisions of the Articles (or Certificate as the case may be) of Incorporation or By-laws of any Obligor or any agreement or other instrument known to such counsel to which any Obligor is a party or by which any Obligor or any of its property may be bound;

(4)          The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by the Note Agreement does not under existing law require the registration of the Notes being delivered on the date hereof under the Securities Act of 1933, as amended, or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

EXHIBIT E

(to Note Agreement)

(5)          Except as set forth on Annex 3 to Exhibit C attached hereto, to the knowledge of such counsel after due inquiry, there are no proceedings pending or threatened against or affecting any Obligor or its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would individually or in the aggregate materially and adversely affect the financial condition of the Obligors and their Subsidiaries, taken as a whole, or the Obligors’ ability to perform their obligations under the Financing Documents or the legality, validly or enforceability of the Obligors’ obligations under the Financing Documents.  The Obligors and their Subsidiaries are not in default with respect to any order or any court or any governmental authority or arbitration board or tribunal which default would materially and adversely affect the financial condition of the Obligors or the business or the properties of the Obligors and their Subsidiaries, taken as a whole, the ability of the Obligors to perform their obligations under the Financing Documents or on the legality, validity or enforceability of the Obligors’ obligations under the Financing Documents.

(6)          No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary as a condition to the lawful execution and delivery of the Financing Documents;

(7)          The Mortgages and the Security Agreement, or financing statements relative thereto, have been recorded or filed for record in all public offices, if any, wherein such filing or recordation is necessary to perfect the lien thereof against creditors of and purchasers from the Company.  Such Mortgages and Security Agreement constitute a valid lien on the Collateral specifically described in the Granting Clauses thereof.  Such real property and equipment shall be subject to no other liens, notice of which has been given by the filing of a deed or financing statement in such office (except as permitted by the Mortgages and Security Agreement).  Counsel shall be permitted to rely on the Company’s identifying number (e.g. “HT-39”) with regards to Personal Property Collateral in such searches, provided that counsel shall review the liens, if any, on the “principal components” of such equipment; and

(8)          The issuance of the Notes on the date hereof and the use of the proceeds from the sale of the Notes by the Obligors in accordance with the provisions of the Note Agreement does not violate or conflict with Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

The opinion of Foley & Lardner shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.  With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Obligor.  With respect to the matters covered in paragraph (4) above, Foley & Lardner may assume the accuracy of the representation of the Purchasers contained in

E-133

§3.2 of the Note Agreement.  With respect to the opinion in paragraph (5) above to the effect that the Collateral is not subject to liens other than the Mortgages and the Security Agreement, Foley & Lardner may rely upon a search of real estate records and local and central Uniform Commercial Code filings and, as to liens not required to be of record, on affidavits of officers of the Obligors.  Such opinion shall permit subsequent institutional holders of the Notes to rely upon such opinion and permit any proposed institutional offeree to review such opinion.  Such opinion shall cover the laws of the States of Wisconsin and Georgia and Federal law.

E-134

DESCRIPTION OF CLOSING OPINION OF CORPORATE COUNSEL TO THE OBLIGORS

The closing opinion of Debra Kraft, Esq., corporate counsel for the Obligors, which is called for by §4.2 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

(1)          Each Obligor is a corporation, duly incorporated and validly existing under the laws of the State of Wisconsin (or Delaware, as the case may be) and has filed all annual reports required by the Secretary of State of Wisconsin (or Delaware, as the case may be) through December 31, 1994, has the corporate power and the corporate authority to enter into and perform the Note Agreement, the Security Agreement and the Mortgages and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not materially and adversely affect the condition (financial or otherwise) or operations of the Obligors or of the Obligors and their Subsidiaries taken as a whole; and

(2)          Each Subsidiary is a corporation duly organized, legally existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable (except in accordance with Wis. Stat. §180.0622) and are owned by the Obligors, by one or more Subsidiaries, or by the Obligors and one or more Subsidiaries.

The opinion of Debra Kraft, Esq. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.  With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Obligors.  Such opinion shall permit subsequent institutional holders of the Notes to rely upon such opinion and permit any proposed institutional offeree to review such opinion.

EXHIBIT F

(to Note Agreement)

QUAD/GRAPHICS, INC.

QUAD/TECH, INC.

QUAD/TECH EUROPE, INC.

QUAD/CREATIVE, INC.

DUPLAINVILLE TRANSPORT, INC.

QUAD/CARE, INC.

QUAD/MARKETING, INC.

QUAD/PAK, INC.

THE QUAD TECHNOLOGY GROUP, INC.

SILVER SPRING REALTY, INC.

CHEMICAL RESEARCH/TECHNOLOGY CO.

QUAD/WEST, INC.

QUAD/MED, INC.

SUPPLEMENT TO NOTE AGREEMENT

Dated as of

Re:          $                                   % Senior Secured Notes, Series            Tranche

Due

EXHIBIT G

(to Note Agreement)

SUPPLEMENT TO NOTE AGREEMENT

Dated as of

                                       , 19

To the Purchaser named in

Schedule I hereto which is

a signatory of this Agreement

Ladies and Gentlemen:

This Supplement to Note Agreement (the “Supplement”) is between QUAD/GRAPHICS, INC. (the “Company”) QUAD/TECH, INC., a Wisconsin corporation, QUAD/TECH EUROPE, INC., a Delaware corporation, QUAD/CREATIVE, INC., a Wisconsin corporation, DUPLAINVILLE TRANSPORT, INC., a Wisconsin corporation, QUAD/CARE, INC., a Wisconsin corporation, QUAD/MARKETING, INC., a Wisconsin corporation, QUAD/PAK, INC., a Wisconsin corporation, THE QUAD TECHNOLOGY GROUP, INC., a Wisconsin corporation, SILVER SPRING REALTY, INC., a Wisconsin corporation, CHEMICAL RESEARCH/TECHNOLOGY CO., a Wisconsin corporation, QUAD/WEST, INC., a Delaware corporation, and QUAD/MED, INC., a Wisconsin corporation (each, including the Company, an “Obligor” and collectively, the “Obligors”) whose post office address is DuPlainville Road, Pewaukee, Wisconsin 53072 and the Institutional Holders named on Schedule I attached hereto (the “Purchasers”).

Reference is hereby made to that certain Note Agreement dated as of September 1, 1995, as amended and supplemented from time to time, (the “Note Agreement”) between the Obligors and the purchasers listed on Schedule I thereto.  Reference is further made to §4.14 (b) thereof which requires that prior to the delivery of any Additional Notes the Obligors and each Additional Purchaser execute and deliver a Supplement.  All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Agreement.

The Obligors hereby jointly and severally agree with you as follows:

1.             The Obligors have authorized the issue and sale of $                     aggregate principal amount of its           % Senior Secured Notes, Series          Tranche           , (the “Series         Notes”) to be dated the date of issue, and to be substantially in the form attached hereto as Annex A.

2.             Subject to the terms and conditions hereof and as set forth in the Note Agreement and on the basis of the representations and warranties hereinafter set forth, the Obligors agree to

EXHIBIT G

(to Note Agreement)

issue and sell to you, and you agree to purchase from the Obligors, Series      Notes in the principal amount set forth opposite your name on Schedule S-I hereto at a price of       % of the principal amount thereof on the closing date hereafter mentioned.

3.             Delivery of the $                     in aggregate principal amount of the Series      Notes will be made at the offices of                                                   ,                               ,                   , against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of [COMPANY BANK] in the amount of the purchase price at 10:00 A.M., [BANK CITY] time, on                     ,            or such later date (not later than           ) as shall mutually be agreed upon by the Obligors and the Purchasers of the Series          Notes (the “Closing Date”).

4.             The Obligors and you agree to be bound by and comply with the terms and provisions of the Note Agreement as if you were an original signatory to the Note Agreement.

5.             [Representations of Additional Purchasers responsive to §4.14(c).]

The execution hereof shall constitute a contract between us for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

QUAD/GRAPHICS, INC.

By
Its

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.
DUPLAINVILLE TRANSPORT, INC.
QUAD/CARE, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.
THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
QUAD/WEST, INC.
QUAD/MED, INC.

By
Their

CHEMICAL RESEARCH/TECHNOLOGY CO.
By Quad/Graphics, Inc.
its General Partner

By
Its

Accepted as of ,	and By Quad/Creative, Inc.
its General Partner

By
Its

[VARIATION]

By
Its

QUAD/GRAPHICS, INC.
QUAD/TECH, INC.

QUAD/TECH EUROPE, INC.

QUAD/CREATIVE, INC.

DUPLAINVILLE TRANSPORT, INC.

QUAD/CARE, INC.

QUAD/MARKETING, INC.

QUAD/PAK, INC.

THE QUAD TECHNOLOGY GROUP, INC.

SILVER SPRING REALTY, INC.

CHEMICAL RESEARCH/TECHNOLOGY CO.

QUAD/WEST, INC.

QUAD/MED, INC.

[        ]% Senior Secured Note, Series [      ]

Due [                                  ], [          ]

No. [      ]

[Date of Issue]

$

QUAD/GRAPHICS, INC., a Wisconsin corporation (the “Company”), QUAD/TECH, INC., a Wisconsin corporation, QUAD/TECH EUROPE, INC., a Delaware corporation, QUAD/CREATIVE, INC., a Wisconsin corporation, DUPLAINVILLE TRANSPORT, INC., a Wisconsin corporation, QUAD/CARE, INC., a Wisconsin corporation, QUAD/MARKETING, INC., a Wisconsin corporation, QUAD/PAK, INC., a Wisconsin corporation, THE QUAD TECHNOLOGY GROUP, INC., a Wisconsin corporation, SILVER SPRING REALTY, INC., a Wisconsin corporation, CHEMICAL RESEARCH/TECHNOLOGY CO., a Wisconsin corporation, QUAD/WEST, INC., a Delaware corporation, and QUAD/MED, INC., a Wisconsin corporation (each, including the Company, an “Obligor” and collectively, the “Obligors”) for value received, hereby promise jointly and severally to pay to or registered assigns,

on the[      ] day of [                              ], [            ]

the principal amount of

ANNEX A

(to Exhibit G, Supplement to Note Agreement)

DOLLARS ($               )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of [      ]% per annum from the date hereof until maturity, payable [                                ] on the [      ] of each March and September in each year commencing [                                  ], and at maturity.  The Obligors agree to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of [2% plus coupon] per annum after maturity, whether by acceleration or otherwise, until paid.  Both the principal hereof and interest hereon are payable at the principal office of the Company in Pewaukee, Wisconsin in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

This Series [      ] Note is one of the [      ]% Senior Secured Notes, Series [      ] of the Obligors in the aggregate principal amount of $[      ],000,000 (the “Series [      ] Notes”) issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of September 1, 1995 (the “Note Agreement”), entered into by the Obligors with the original purchasers therein referred to and the Security Agreement dated as of September 1, 1995 (the “Security Agreement”) and the Mortgages each dated as of September 1, 1995 (the “Mortgages”) from the Company to the Security Trustee.  This Series [      ] Note and the holder hereof are entitled equally and ratably with the holders of all other Notes (as defined in the Note Agreement) of all series outstanding from time to time under the Note Agreement and the Security Agreement and the Mortgages to all the benefits and security provided for thereby or referred to therein to which Note Agreement and Security Agreement and Mortgages reference is hereby made for the statement thereof.  Reference is hereby made to the Security Agreement and the Mortgages for a description of the property thereby granted, conveyed, assigned, affected and hypothecated, the nature and extent of the security for the Notes, and rights of the holders of the Notes, the Security Trustee and the Company in respect of such security and otherwise.

This Series [      ] Note (as defined in the Note Agreement) outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

The Series [      ] Notes are not subject to prepayment or redemption at the option of the Obligors prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth below.

[INSERT PREPAYMENT PROVISIONS]

This Series [      ] Note is registered on the books of the Obligors and is transferable only by surrender thereof at the principal office of the Obligors duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Series          Note or its attorney duly authorized in writing.  Payment of or on account of principal, premium, if any, and interest on this Series [    ] Note shall be made only to or upon the order in writing of the registered holder.

THIS SERIES [      ] NOTE AND SAID NOTE AGREEMENT ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF WISCONSIN.

QUAD/GRAPHICS, INC.

By
Its

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.
DUPLAINVILLE TRANSPORT, INC.
QUAD/CARE, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.
THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
QUAD/WEST, INC.
QUAD/MED, INC.

By
Their

CHEMICAL RESEARCH/TECHNOLOGY CO.
By Quad/Graphics, Inc.
its General Partner

By
Its

By Quad/Creative, Inc.
its General Partner

By
Its

THIS SERIES [      ] NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND CANNOT BE RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM.

FORM OF RESTRICTED SUBSIDIARY AGREEMENT

THIS RESTRICTED SUBSIDIARY AGREEMENT, dated as of                         , 19    , between and among QUAD/GRAPHICS, INC., a Wisconsin corporation (the “Company”), Quad/Tech, Inc., a Wisconsin corporation, Quad/Tech Europe, Inc., a Delaware corporation, Quad/Creative, Inc., a Wisconsin corporation, DuPlainville Transport, Inc., a Wisconsin corporation, Quad/Care, Inc., a Wisconsin corporation, Quad/Marketing, Inc., a Wisconsin corporation,  Quad/Pak, Inc., a Wisconsin corporation, The Quad Technology Group, Inc., a Wisconsin corporation, Silver Spring Realty, Inc., a Wisconsin corporation, Chemical Research/Technology Co., a Wisconsin corporation, Quad/West, Inc., a Delaware corporation, and Quad/Med, Inc., a Wisconsin corporation (individually, including the Company, an “Obligor” and collectively, the “Obligors”),                               , a                          corporation [or general partnership] (the “New Restricted Subsidiary”), and each of the Holders (as defined in the Note Agreements), under that certain Note Agreement dated as of September 1, 1995 by and among the Obligors and the Holders party thereto (the “Note Agreement”).

WITNESSES:

WHEREAS, the New Restricted Subsidiary wishes to become an Obligor under the Note Agreement and become obligated, jointly and severally, to pay when due all Obligations under the Note Agreement and the Notes; and

WHEREAS, the New Restricted Subsidiary has determined that it is in its best interest to become a Restricted Subsidiary.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the New Restricted Subsidiary, and in order to induce the Holders and any future holders of Notes to consider the financial condition of the New Restricted Subsidiary in evaluating the Companies’ compliance with the covenants contained in the Note Agreement and the Notes, the parties hereto hereby agree as follows:

1.         Definitions.  Terms not defined herein shall have the meaning assigned to them in the Note Agreement.

2.         Representations.  The Obligors and the New Restricted Subsidiary jointly and severally, represent and warrant to the Holders that:

EXHIBIT H

(to Note Agreement)

(a)          The New Restricted Subsidiary satisfies the definition of “Restricted Subsidiary” in the Note Agreement and is a [corporation, partnership, etc.] which is      per cent owned by the Obligors;

(b)         This Restricted Subsidiary Agreement has been duly and validly authorized, executed and delivered by the Obligors and the New Restricted Subsidiary, and constitutes the legal, valid and binding obligation of each such party enforceable in accordance with its terms and the terms of the Note Agreement; and

(c)          No Default or Event of Default exists or will result from the designation of the New Restricted Subsidiary as a Restricted Subsidiary, nor would any such Default or Event of Default have resulted had such designation been effective as of the most recently ended fiscal quarter of the Obligors.

3.         Undertakings.  The Note Agreement is hereby incorporated into this Restricted Subsidiary Agreement by reference and made a part hereof as if set forth in full herein.  The New Restricted Subsidiary hereby agrees to each and every covenant, agreement, term and provision of the Note Agreement (including any amendments and supplements thereto made after the date hereof in accordance with the terms of the Note Agreement).  The New Restricted Subsidiary hereby specifically agrees with the Holders as follows:

(a)          The New Restricted Subsidiary agrees to become, and by this Restricted Subsidiary Agreement has become, an Obligor;

(b)         The New Restricted Subsidiary agrees to be bound by all the terms and provisions of the Note Agreement, including those covenants, agreements and restrictions applicable to Obligors;

(c)          The New Restricted Subsidiary agrees that it is liable, jointly and severally, with the Obligors for the payment when due of all obligations under the Note Agreement; and

(d)         The New Restricted Subsidiary agrees that it is liable, jointly and severally, with the Obligors for the payment when due of all obligations under the Notes.

The provisions of this Section 3 shall be effective from the date of this Restricted Subsidiary Agreement until the date on which the Holders deliver a release to the New Restricted Subsidiary pursuant to §9.12 of the Note Agreement.  Any such releases previously delivered to the New Restricted Subsidiary as a consequence of its prior designation as an Unrestricted Subsidiary are hereby cancelled and declared to be null and void.

IN WITNESS WHEREOF, the parties hereto have caused this Restricted Subsidiary Agreement to be duly executed and delivered by their respective duly authorized officers, as of the date first above written.

QUAD/GRAPHICS, INC.

By:
Name:
Title:

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.
DUPLAINVILLE TRANSPORT, INC.
QUAD/CARE, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.
THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
QUAD/MED, INC.

By
Their

CHEMICAL RESEARCH/TECHNOLOGY CO.

By Quad/Graphics, Inc.
its General Partner

By:
Name:
Title:

and by Quad/Creative, Inc.
its General Partner

By:
Name:
Title:

[NEW RESTRICTED SUBSIDIARY]

By:
Name:
Title:

[VARIATION]

By:
Name:
Title: